Exhibit 1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

dated as of December 6, 2011

by and between

Martha Stewart Living Omnimedia, Inc.

and

J. C. Penney Corporation, Inc.

TABLE OF CONTENTS

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EXHIBITS
Exhibit A Form of Investor Rights Agreement
Exhibit B Form of Certificate of Designations of Series A Preferred Stock
Exhibit C Resolution of the Board of Directors of the Company
Exhibit D Form of Opinion of Counsel to the Company

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated as of December 6, 2011 (this “Agreement”) is by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and J. C. Penney Corporation, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, eleven million (11,000,000) shares (the “Purchased Shares”) of the Company’s $.01 par value Class A Common Stock (the “Class A Common Stock”) and one (1) share (the “Preferred Share” and, together with the Purchased Shares, the “Purchased Securities”) of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, on the Closing Date, the Purchaser and the Company shall enter into that certain Business Partnership Agreement (the “Business Partnership Agreement”) and that certain Investor Rights Agreement by and between the Company and the Purchaser in the form attached to this Agreement as Exhibit A (the “Investor Rights Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1  Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, at the Closing (as defined below) the Company shall issue and sell the Purchased Securities to the Purchaser, and the Purchaser shall purchase the Purchased Securities from the Company for $38,500,000 (the “Purchase Price”).

Section 1.2  Closing.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the sale and purchase of the Purchased Securities (the “Closing”) shall take place at the offices of the Company, 601 West 26th Street, New York, NY 10001, or such other location as may be mutually acceptable in each case no later than the close of business on the date hereof (the “Closing Date”).  At the Closing, the Company will deliver the Purchased Shares to the Purchaser in the form of one or more certificates issued in the Purchaser’s name (or, if requested by Purchaser, will deliver the Purchased Shares electronically to a direct-registration account in the Purchaser’s name maintained by the transfer agent for the Class A Common Stock) and will deliver the Preferred Share to the Purchaser in the form of a certificate issued in the Purchaser’s name upon receipt by the Company of payment of the Purchase Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company.

Section 1.3  Defined Terms Used in this Agreement.  The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Entity” means: (a) J. C. Penney Company and any wholly owned Subsidiary of J. C. Penney Company (so long as it remains as such); (b) any Person of which both J. C. Penney Company and the Purchaser are wholly owned Subsidiaries (so long as it remains as such); and (c) any other wholly owned Subsidiary of any such Person (so long as it remains as such and such other Person remains an Affiliated Entity).

“Agreement” has the meaning set forth in the recitals.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Basket Amount” has the meaning set forth in Section 7.1(c).

“Business Day” means any day on which the Class A Common Stock may be traded on the New York Stock Exchange or, if the Class A Common Stock is not admitted for trading on the New York Stock Exchange, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Business Partnership Agreement” has the meaning set forth in the recitals.

“Cap” has the meaning set forth in Section 7.1(b).

“Certificate of Designations” has the meaning set forth in Section 2.3.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” has the meaning set forth in Section 2.6(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Company” has the meaning set forth in the recitals.

“Company Common Stock” means the Class A Common Stock and the Class B Common Stock.
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“Company Disclosure Letter” has the meaning set forth in ARTICLE II.

“Damages” has the meaning set forth in Section 7.1(a).

“De Minimis Losses” has the meaning set forth in Section 7.1(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Documents” means any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements (including all “employee pension benefit plans” as defined in Section 3(2) of ERISA, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements in effect, in each case of the Company and its Subsidiaries).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Registration Agreements” means the Registration Rights Agreement between Charles A. Koppelman and the Company, dated January 24, 2005, filed on October 21, 2005 as Exhibit 10.3 to the Company’s Current Report on Form 8-K, the Warrant Registration Rights Agreement between the Company and Mark Burnett, dated August 11, 2006, filed on November 8, 2006 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q and the Registration Rights Agreement, dated as of April 2, 2008, by and among the Company, Emeril’s Food of Love Productions, L.L.C., emerils.com, LLC and Emeril J. Lagasse, III, filed on May 9, 2008 as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q.

“Expenses” has the meaning set forth in Section 7.7.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Representations” has the meaning set forth in Section 7.2.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governing Documents” means the certificate of incorporation and bylaws of the Company.

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation, any government or political subdivision thereof or any supranational or international organization or entity, in each case, whether supranational, international, national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization.

“Indemnified Party” has the meaning set forth in Section 7.1(e)(i).

“Indemnifying Party” has the meaning set forth in Section 7.1(e)(i).
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“Intellectual Property Rights” means copyrights and copyrightable works, trademarks, service marks, trade dress, logos and other source identifiers, Internet domain names and social media accounts, patents and patent applications, rights of publicity, trade secrets and confidential or proprietary know-how.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” has the meaning set forth in the recitals.

“J. C. Penney Company” means J. C. Penney Company, Inc., a Delaware corporation.

“Law” means any rule, regulation, statute, ordinance or code or charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, promulgated by any Government Authority, including any common law, state and federal law, securities law and law of any foreign jurisdictions.

“License Agreements” means the Intangible Asset License Agreement, dated as of June 13, 2008, between the Company and MS Real Estate Management Company, as amended by the first amendment thereto, dated as of December, 2008, and the second amendment thereto, dated as of February 8, 2010, and the Intellectual Property License and Preservation Agreement, dated as of October 22, 1999, by and between the Company and Martha Stewart.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Material Adverse Effect” means any material adverse effect with respect to (A) the business, properties, assets, operations, results of operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (B) the legality, validity or enforceability of this Agreement or the Investor Rights Agreement or (C) the ability of the Company to consummate the transactions contemplated by this Agreement and the Investor Rights Agreement; provided that none of the following, either alone or in combination, will constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price of the Company Common Stock, any decrease of the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company or any of its Subsidiaries for any period, including with respect to revenue, earning, cash flow or cash position (except this clause (i) does not, subject to the other exceptions contained in this sentence, exclude any underlying circumstance, change, event, fact, development or effect that may have caused such change in the market price from being taken into account in determining if a Material Adverse Effect has occurred or would reasonably be expected to occur), (ii) facts, changes, events, effects or occurrences generally affecting any industry in which the Company or any of its Subsidiaries
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operates that do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the relevant industry in which the Company or any of its Subsidiaries operates, (iii) facts, changes, events, effects or occurrences generally affecting United States or global economic conditions or financial, banking or securities markets that do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the relevant industry in which the Company or any of its Subsidiaries operates, (iv) facts, changes, events, effects or occurrences resulting from a change in any Applicable Law or GAAP or official interpretation thereof or other accounting requirement or principle that do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the relevant industry in which the Company or any of its Subsidiaries operates, (v) facts, changes, events, effects or occurrences resulting from any act of God, war or terrorism (or any escalation thereof), including the engagement by the United States in hostilities or the expansion of hostilities ongoing on the date of this Agreement, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States and not targeting or having a materially disproportionate effect on the Company and its Subsidiaries, (vi) other than for purposes of the representations and warranties in Section 2.4 and Section 2.5 and, to the extent related to such representations and warranties, the condition specified in Section 5.1, facts, changes, events, effects or occurrences attributable solely to the announcement or existence of this Agreement or any transaction contemplated by or in compliance with any terms of this Agreement (including, for this purpose, the Business Partnership Agreement), (vii) the identity of the Purchaser and the Affiliated Entities or (viii) any actions taken to the extent expressly required by this Agreement or taken at the written request of the Purchaser.

“NYSE” means the New York Stock Exchange, but if the New York Stock Exchange is not then the principal U.S. trading market for the Class A Common Stock, then “NYSE” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the Class A Common Stock, or such other applicable common stock, is then traded, or if such Class A Common Stock, or such other applicable common stock, is not then listed or admitted to trading on any national securities exchange, then the OTC Bulletin Board.

“Orders” means any orders, decisions, judgments, writs, injunctions, decrees, awards or other determinations of any Governmental Authority.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Preferred Share” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in Section 2.6(a).

“Proceeding” has the meaning set forth in Section 7.1(a).
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“Proxy Statement” means the Company’s definitive proxy statement for its 2011 annual meeting of stockholders, as filed with the SEC on April 5, 2011.

“Purchase Price” has the meaning set forth in Section 1.1.

“Purchaser Material Adverse Effect” means any material adverse effect with respect to (A) the legality, validity or enforceability of this Agreement or (B) the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the Investor Rights Agreement.

“Purchased Securities” has the meaning set forth in the recitals.

“Purchased Shares” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the recitals.

“Purchaser Indemnified Party” has the meaning set forth inSection 7.1(a).

“Related Agreements” means the Business Partnership Agreement and the Investor Rights Agreement and any other agreements or instruments executed by the Company in connection herewith or therewith.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements and other documents filed by the Company with the SEC on or after January 1, 2009 under the Securities Act or under Section 13 or 15(d) of the Exchange Act.

“Section 203” has the meaning set forth in Section 2.23.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Stock Plans” means the Company’s 1999 Stock Incentive Plan, as amended, the 1999 Non-Employee Director Stock and Option Compensation Plan, as amended, and the Company’s Omnibus Stock and Option Compensation Plan.

“Subsidiary” has the meaning assigned to such term in Rule 1-02(x) of Regulation S-X promulgated by the SEC.

“Tax” and “Taxes” means all federal, state, local, foreign and other taxes, including income, gross receipts, franchise, property, sales, withholding, payroll, use and employment taxes and custom duties.

“Transfer Agent” has the meaning set forth in Section 4.1(a).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company (which for purposes of this Article II includes each of its Subsidiaries) represents and warrants to the Purchaser that, on the date hereof and on the Closing Date, except as set forth (x) in the SEC Documents (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such SEC Documents that are predictive, forward-looking or primarily cautionary in nature, in each case, where the applicable disclosure is not reasonably related to such representation and warranty or is not reasonably specific with respect to such matter) filed before the date of this Agreement, and (y) the corresponding sections of the disclosure letter delivered by the Company to the Purchaser before the execution of this Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed to be disclosure with respect to any other section of the Company Disclosure Letter and any other representation or warranty made elsewhere in this Article II, in either case, to which the relevance of such item is reasonably apparent from the face of such disclosure:

Section 2.1  Subsidiaries.  Each of the Persons listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 15, 2011, is a Subsidiary of the Company, and such Persons are the Company’s only Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries free and clear of any Lien and right of first offer or refusal, and all of the issued and outstanding shares of capital stock or other equity interests of such Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, except for restrictions on transfer arising under applicable federal or state securities laws and such other Liens or restrictions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  Other than the Company’s ownership of equity interests in its Subsidiaries, the Company owns no direct or indirect equity interest in any other Person.

Section 2.2  Organization and Power.  Each of the Company and each Subsidiary of the Company is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable) and has all requisite power and authority to own and use its properties and to carry on its business as presently conducted and as proposed to be conducted.  Each of the Company and each Subsidiary of the Company is duly licensed or qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it makes such qualification necessary, except for such failures to so qualify that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 2.3  Authorization, Enforcement.  The Company has all necessary corporate right, power and authority and has taken all necessary corporate action required for the
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due authorization, execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby. Other than such approvals and authorizations by the board of directors of the Company or any committee thereof as have already been granted or obtained, no approval or authorization of any stockholder of the Company, the board of directors of the Company or any committee thereof or others is required for the issuance and sale or transfer of the Purchased Securities.  This Agreement has been, and Investor Rights Agreement will be, duly executed and delivered by the Company.  Assuming due execution and delivery thereof by each of the other parties thereto, this Agreement and the Investor Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).  The terms, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock will be as set forth in the certificate of designations for the Series A Preferred Stock (the “Certificate of Designations”), the form of which is attached to this Agreement as Exhibit B.

Section 2.4  No Conflict.  The authorization, execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased Securities, do not and will not: (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws of the Company; or (b) with such exceptions that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, whether after the giving of notice or the lapse of time or both: (i) violate any provision of, constitute a breach of or default under, or result in or permit the cancellation, termination or acceleration of any decree, judgment, order, Law, treaty, rule, regulation or determination of any Governmental Authority having jurisdiction over the Company or its properties or assets; (ii) violate any provision of, or constitute a breach of or default under, any applicable state, federal or local Law; (iii) result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, material impairment, forfeiture or nonrenewal of any franchise, permit, license or other right granted by a Governmental Authority to the Company or any of its Subsidiaries, other than Liens under federal or state securities laws; (iv) violate any provision of, constitute a breach of or default under, or result in or permit the cancellation, termination or acceleration of the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties or assets of the Company is subject; (v) violate any provision of, constitute a breach of or default under, or result in or permit the cancellation, termination or acceleration of the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any of its Subsidiaries is a party; or (vi) violate any provision of, constitute a breach of or default under, any rule or regulation of FINRA or the NYSE.

Section 2.5  Government Approvals.  No consent, approval, license or authorization of, or designation, declaration or filing with, any Governmental Authority or other
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third party is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement, or in connection with the issuance of the Purchased Securities, except for (a) those which have already been made or granted; (b) the filing of a current report on Form 8-K with the SEC; (c) filings with applicable state securities commissions; and (d) post-Closing filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority.

Section 2.6  Authorized and Outstanding Stock.

(a)  The authorized capital stock of the Company consists of 350,000,000 shares of Class A Common Stock, 150,000,000 shares of $.01 par value Class B Common Stock (“Class B Common Stock”) and 150,000,000 shares of $.01 par value Preferred Stock (“Preferred Stock”), of which one(1)  share of Preferred Stock has been designated Series A Preferred Stock.

(b)  As of December 5, 2011, the issued and outstanding capital stock of the Company consists of 29,322,305 shares of Class A Common Stock and 25,984,625 shares of Class B Common Stock.  There are no outstanding shares of Preferred Stock and, except for 59,400 shares of Class A Common Stock, no shares of capital stock held by the Company in its treasury.  As of December 5, 2011, the Company had reserved (i) an aggregate of 13,845,916 shares of Class A Common Stock for issuance to employees, directors and consultants pursuant to the Stock Plans, of which 9,626,705 shares of Class A Common Stock are subject to outstanding, unexercised options and restricted stock units as of such date under such Stock Plans, (ii) 416,667 shares of Class A Common Stock for issuance under the warrant to purchase shares of Class A Common Stock, dated August 11, 2006, issued by the Company to Mark Burnett and (iii) 25,984,625 shares of Class A Common Stock for issuance upon conversion of outstanding shares of Class B Common Stock.  All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Securities will be, duly and validly authorized and duly and validly issued and fully paid and non-assessable.  When issued in accordance with the terms hereof, the Purchased Securities will be free and clear of all Liens, other than as set forth in the Governing Documents, this Agreement, the Investor Rights Agreement or Applicable Law.  No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Purchased Securities or the issuance and sale thereof, other than as set forth in the Governing Documents, this Agreement, the Existing Registration Agreements, the Investor Rights Agreement or Applicable Law, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived prior to the Closing Date, or those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Date.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the Governing Documents, this Agreement, the Existing Registration Agreements, the Investor Rights Agreement or Applicable Law.

(c)  Except as set forth in this Agreement:  (i) no subscription, warrant, option, convertible security or other right issued by the Company or any Subsidiary of the Company to purchase or acquire any shares of capital stock of the Company or any such
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Subsidiary is authorized or outstanding; (ii) there is no option, warrant, call, right, commitment or agreement of any character to which the Company or any Subsidiary of the Company is a party, or by which the Company or any such Subsidiary is bound, obligating the Company or any such Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any such Subsidiary; (iii) neither the Company nor any Subsidiary of the Company has any obligation to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company or any Subsidiary of the Company and any holder of capital stock of the Company or any such Subsidiary relating to the acquisition, disposition or voting of the capital stock of the Company or any such Subsidiary.  No person or entity is entitled to any preemptive right or right of first refusal granted by the Company with respect to the issuance of any capital stock of the Company, and the issuance of the Purchased Securities will not trigger any antidilution or similar rights that have not been properly waived.  Except as provided in the Investor Rights Agreement and the Existing Registration Agreements, no person or entity has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act.

Section 2.7  SEC Documents; Financial Information.  The Company has timely filed all documents and information required to be filed by the Company with, and has timely furnished all documents and information required to be furnished by the Company to, the SEC pursuant to the Exchange Act and the Securities Act since January 1, 2009.  Except to the extent corrected or updated by subsequent SEC Documents filed prior to the date hereof, or, if amended, supplemented or restated, at the time of such later amendment, supplement or restatement, the SEC Documents (i) complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company filed with the SEC since January 1, 2009, comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods presented therein, in conformity with GAAP.  The Company does not have pending before the SEC any request for confidential treatment of information.

Section 2.8  Internal Accounting and Disclosure Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance
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with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in providing reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

Section 2.9  Off Balance Sheet Arrangements.  Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company’s SEC Documents and is not so disclosed.

Section 2.10  Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements filed with the SEC, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof: (i) there has been no event, occurrence or development that, individually and in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC and (C) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than purchases of Class A Common Stock in connection with cashless net exercise or tax withholding under compensatory stock options or other equity awards, in each case pursuant to the terms of employee benefit plans disclosed in the SEC Documents.

Section 2.11  Litigation.  As of the date hereof, except as disclosed in the SEC Documents filed prior to the date hereof, (i) there are no legal actions, arbitrations, litigations, suits or other civil or criminal proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no investigations pending against the Company or any of its Subsidiaries, in each case, that have had or would reasonably be expected to have a Material Adverse Effect and (ii) there are no Orders outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any order, writ, injunction, decree, ruling or decision of any
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Governmental Authority that is expressly applicable to the Company or any such Subsidiary or any of their assets or property.

Section 2.12  Intellectual Property.  The Company or one of its Subsidiaries is the sole and exclusive owner of the applications and registrations owned by the Company or any of its Subsidiaries for material Intellectual Property Rights. The Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries are sufficient in all material respects to carry on the business of the Company and its Subsidiaries as presently conducted.  To the knowledge of the Company, the operation of the business of the Company and its Subsidiaries as conducted in the past three (3) years, has not infringed, misappropriated, or otherwise violated the rights of any third party except as, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any written notice or other written claim from any third party (i) asserting that the operation of the business of the Company and its Subsidiaries as presently conducted or as proposed to be conducted infringes, misappropriates or otherwise violates any Intellectual Property Rights of such third party; (ii) challenging the validity, effectiveness or ownership by the Company or any of its Subsidiaries of any Intellectual Property Rights; or (iii) asserting that the Company or any of its Subsidiaries is in material default with respect to any license granting Intellectual Property Rights to or by the Company or any of its Subsidiaries except as, in each clauses (i) and (ii), individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.  The Company has no knowledge of any material infringement, misappropriation or other violation by any third party of any of the Intellectual Property Rights of the Company or its Subsidiaries.

Section 2.13  Contracts and Commitments.  All of the material contracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents, or to be filed as exhibits thereto, are in full force and effect, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party, is in breach of or in default under any such contract except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 2.14  Employee Matters.  Except for any compliance failures that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents; and (b) each such ERISA Document is in compliance with all applicable requirements of ERISA.  To the Company’s knowledge, none of the Company’s nor any of its Subsidiaries’ employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her employment obligations to the Company or any such Subsidiary or that would conflict with the Company’s and any such Subsidiary’s business as now conducted or proposed to be conducted, except for such contracts and other agreements, judgments, decrees and orders that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  The Company is not a party to any collective bargaining agreement.
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Section 2.15  Transactions with Affiliates.  Except as disclosed in the Proxy Statement and the SEC Documents, and other than for compensation received as employees (including benefits, travel advances and employee loans in the ordinary course of business) or any intercompany agreements by, between or among the Company and/or its Subsidiaries, there are no material loans, leases or other agreements, understandings or continuing transactions between the Company or any of its Subsidiaries, on the one hand, and any officer or director of the Company or any of its Subsidiaries or any Person that the Company knows to be the owner of five percent or more of the outstanding Class A Common Stock or any corporation, partnership, trust or other entity in which, to the knowledge of the Company, any such officer, director, or stockholder has a substantial interest or is an officer, director, trustee or partner, or any respective family member or Affiliate of such officer, director or stockholder, on the other hand.

Section 2.16  Investment Company Act.  The Company is not, and immediately after giving effect to the sale of the Purchased Securities in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.17  New York Stock Exchange.  The Company’s Class A Common Stock is listed on the New York Stock Exchange, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from the New York Stock Exchange.  The sale and issuance of the Purchased Shares pursuant to this Agreement complies with the rules and regulations of the New York Stock Exchange.

Section 2.18  Brokers.  The Company shall be responsible for the payment of any brokerage, finder’s or other fee or commission to any broker, finder or investment banker , in each case relating to or arising out of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or its Subsidiaries.

Section 2.19  No Integrated Offering.  Neither the Company, nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause any offering contemplated by this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or the rules and regulations of FINRA or the NYSE.

Section 2.20  Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar Taxes) which are required to be paid in connection with the transactions contemplated hereby will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such Taxes will be or will have been complied with.

Section 2.21  Anti-dilution Provisions.  There is no anti-dilution provision under any security that the Company has issued or under any agreement or arrangement to which the Company is party or to which any assets of the Company are subject that is or would become effective as a result of the Company’s issuance of the Purchased Securities, and the Purchaser’s ownership of the Purchased Securities.
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Section 2.22  General Solicitation.  Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Purchased Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.

Section 2.23  Waiver of Section 203.  The board of directors of the Company has taken all necessary action to adopt the resolution attached hereto as Exhibit C, and has so adopted such resolution, for purposes of Section 203 of the General Corporation Law of the State of Delaware (including any successor statute thereto, “Section 203”).

Section 2.24  Application of Takeover Protections.  Except Section 203, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the Laws of its state of incorporation that is or would become applicable to the Purchaser or any Affiliated Entity as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement or the Investor Rights Agreement, including as a result of the Company’s issuance of the Purchased Securities and the Purchaser’s or any Affiliated Entity’s ownership of the Purchased Securities.

Section 2.25  No Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE II AND IN THE OPINION OF LEGAL COUNSEL CONTEMPLATED BY SECTION 5.7, NEITHER THE COMPANY, ANY OF ITS SUBSIDIARIES NOR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR ITS SUBSIDIARIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY OTHER SECURITIES, ASSETS, RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO (INCLUDING WITH RESPECT TO ANY FINANCIAL PROJECTIONS, ESTIMATES, FORWARD-LOOKING INFORMATION OR OTHER INFORMATION THAT IS NOT OF A HISTORICAL OR FACTUAL NATURE), AND THE COMPANY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that:

Section 3.1  Organization and Power.  The Purchaser has been duly organized and is validly existing as a corporation under the Laws of the State of Delaware.

Section 3.2  Authorization, Enforcement.  The Purchaser has all necessary corporate power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the Investor Rights Agreement and the consummation by the Purchaser of the transactions
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contemplated hereby and thereby.  This Agreement has been, and the Investor Rights Agreement will be, duly executed and delivered by the Purchaser.  Assuming due execution and delivery thereof by the other Persons contemplated to be party thereto, this Agreement and the Investor Rights Agreement will each be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3  No Conflict.  The authorization, execution, delivery and performance by the Purchaser of this Agreement and the Investor Rights Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, do not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Purchaser; or (b) with such exceptions that, individually and in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect, whether after the giving of notice or the lapse of time or both:  (i) violate any provision of, constitute a breach of or default under, or result in or permit the cancellation, termination or acceleration of any material contract to which the Purchaser is a party; or (ii) violate any provision of, or constitute a breach of or default under, any Law applicable to the Purchaser.  This Agreement has been, and each of the Related Agreements (to which the Purchaser will, at the Closing, be a party) will be, duly executed and delivered by the Purchaser.

Section 3.4  Government Approvals.  No consent, approval, license or authorization of, or designation, declaration or filing with, any Governmental Authority is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements to which it is a party, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report the Purchaser’s ownership of the Purchased Securities; (c) the filing of a current report on Form 8-K with the SEC; and (d) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform their obligations hereunder.

Section 3.5  Investment Representations.

(a) The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) The Purchaser has such knowledge and experience in business and financial matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the shares being acquired hereunder.  The Purchaser understands the full nature and risk of an investment in the Purchased Securities.
(c) The Purchaser has been advised by the Company that the Purchased Shares and the Preferred Share have not been registered under the Securities Act, that the Purchased Shares and the Preferred Share will be issued on the basis of the statutory exemption provided by Section 4(2) under the Securities Act or Regulation D promulgated
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thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement and the Related Agreements.  The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(d) The Purchaser is purchasing the Purchased Securities for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities Laws.

Section 3.6  Brokers.  The Purchaser shall be responsible for the payment of any brokerage, finder’s or other fee or commission to any broker, finder or investment banker, in each case relating to or arising out of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Purchaser or its Subsidiaries.

Section 3.7  Financing.  The Purchaser has, and shall have at the Closing, sufficient cash and committed credit facilities to pay the aggregate Purchase Price pursuant toSection 1.1.

Section 3.8  Disclosure of Information.  The Purchaser has had an opportunity to receive all information related to the Company and its Subsidiaries requested by it and to ask questions of and receive answers from the Company regarding the Company, its Subsidiaries, its business and the terms and conditions of the offering of the Purchased Securities.

Section 3.9  No Other Representations and Warranties.  THE PURCHASER ACKNOWLEDGES AND AGREES THAT (I) (A) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY THE COMPANY AND ITS SUBSIDIARIES ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND THE RELATED AGREEMENTS AND (B) THE COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES OR AFFILIATES HAVE NOT MADE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY FINANCIAL PROJECTIONS, ESTIMATES, FORWARD-LOOKING INFORMATION OR OTHER INFORMATION THAT IS NOT OF A HISTORICAL OR FACTUAL NATURE AND (II) ANY CLAIMS THE PURCHASER MAY HAVE FOR BREACH OF REPRESENTATION OR WARRANTY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN ARTICLE II HEREOF (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER).
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ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1  Transfer Restrictions.

(a) The Purchaser acknowledges and agrees that the Purchased Shares will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR A SALE PURSUANT TO RULE 144 PROMULGATED THEREUNDER.

Upon the earlier of (i) registration for resale pursuant to the Investor Rights Agreement or (ii) the date that the holder of Purchased Shares may resell such Purchased Shares pursuant to Rule 144 without volume or manner of sale restrictions, the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing such shares of Class A Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares (or, if such shares are not certificated, that the Transfer Agent shall remove such legend from the book-entry account in which such shares are held), together with, if the sale is being made pursuant to Rule 144, a customary representation by the holder that Rule 144 applies to such shares of Class A Common Stock, and (B) if requested by the Transfer Agent, cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon the holder’s written request, the Company shall promptly, and in any event within three (3) business days of receipt of such certificates (or such request, in the case of shares not represented by a certificate), cause certificates evidencing the holder’s Purchased Shares to be replaced with certificates which do not bear such restrictive legends (or cause the legend to be removed from the book-entry account in which such shares are held).

(b) The Purchaser acknowledges and agrees that the Purchased Shares may not be transferred, other than as provided in Section 2.8 of the Investor Rights Agreement, without prior written consent of the Company, and any such attempted transfer shall be null and void and of no force or effect.  The Purchaser further acknowledges and agrees that the Purchased Shares will bear a legend in substantially the following form:

THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OTHER THAN AS PROVIDED IN SECTION 2.8 OF THE INVESTOR RIGHTS AGREEMENT,
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DATED AS OF DECEMBER 6, 2011, BY AND BETWEEN J. C. PENNEY CORPORATION, INC. AND THE COMPANY, WITHOUT PRIOR WRITTEN CONSENT OF THE COMPANY, AND ANY SUCH ATTEMPTED TRANSFER WITHOUT PRIOR WRITTEN CONSENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Upon the request of any holder of Purchased Shares at such time as such Purchased Shares are no longer subject to the restrictions on transfer set forth in Section 2.8 of the Investor Rights Agreement, the Company shall upon request of the holder thereof cause such legend to be removed from such Purchased Shares.

(c) The Purchaser acknowledges and agrees that the Preferred Share (i) shall only be transferable in accordance with its terms and (ii) will bear a legend in substantially the following form:

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY WILL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE A FULL SUMMARY STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE COMPANY TO FIX THE POWERS, DESIGNATIONS, PREFERENCES, RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE CLASSES AND SERIES OF STOCK OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR A SALE PURSUANT TO RULE 144 PROMULGATED THEREUNDER.

THE SHARE OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OTHER THAN AS PROVIDED IN SECTION 2.8 OF THE INVESTOR RIGHTS AGREEMENT,
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DATED AS OF DECEMBER 6, 2011, BY AND BETWEEN J. C. PENNEY CORPORATION, INC. AND THE COMPANY, WITHOUT PRIOR WRITTEN CONSENT OF THE COMPANY, AND ANY SUCH ATTEMPTED TRANSFER WITHOUT PRIOR WRITTEN CONSENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Section 4.2  Covenants of the Company.

(a) If the Purchased Shares have not been approved for listing on the New York Stock Exchange, the Company shall use commercially reasonable efforts to obtain conditional listing approval for all of the Purchased Shares on the New York Stock Exchange at or promptly following the Closing upon official notice of issuance. The Company further agrees, if the Company applies to have the Class A Common Stock traded on any national securities exchange other than the New York Stock Exchange, it will include in such application all of the Purchased Shares, and will take such other action as is reasonably necessary to cause all of the Purchased Shares to be listed on such other national securities exchange as promptly as possible. For so long as the Company is subject to the periodic reporting obligations of the Exchange Act, the Company will use commercially reasonable efforts to continue the listing and trading of the Class A Common Stock on the New York Stock Exchange and, in accordance therewith, will comply in all material respects with the reporting, filing and other obligations under the bylaws or rules of the New York Stock Exchange with respect to the listing and the maintenance of the listing of the Purchased Shares; provided that the Company will not voluntarily take any action that would cause the suspension or termination of the Company’s periodic reporting obligations under the Exchange Act (including open market repurchases that would cause the Company to fail to meet the Continued Listing Criteria set forth in Section 802.01A of the New York Stock Exchange Listed Company Manual or the filing of SEC Form 15 under the Exchange Act), unless such suspension or termination of reporting obligations occurs in connection with a transaction in which the Purchaser is entitled to participate with respect to the Purchased Shares on substantially the same terms as all other holders of the Class A Common Stock who are not employees, officers, directors, representatives or Affiliates of the Company.

(b) The Company will provide the Purchaser with a reasonable opportunity to review and comment on any public disclosure by the Company of information regarding this Agreement and the transactions contemplated hereby, before such public disclosure, to the extent reasonably practicable and subject to the Company’s obligations to comply with Applicable Law.

(c) The Company will make all filings required by Law or the rules and regulations of the NYSE with respect to the transactions contemplated hereby.

(d) The Company shall cause the Certificate of Designations to be filed with the Secretary of State of the State of Delaware prior to the Closing.
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(e) The Company will use the proceeds of the issuance and sale of the Purchased Securities to the Purchaser for the payment of fees and expenses payable in connection with the transactions contemplated hereby and by the Related Agreements, for the payment of a special dividend not to exceed an amount equal to $0.25 per share to the holders of Company Common Stock as declared by the Company, to fund any working capital requirements and for general corporate purposes.

ARTICLE V

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

Section 5.1  Representations and Warranties.  Each of the representations and warranties of the Company set forth in (i) this Agreement (other than clause (i) of Section 2.10 and the Fundamental Representations made by the Company)  shall be true and correct in all material respects, without regard to any “materiality” or “Material Adverse Effect” qualifications contained in them, at and as of the Closing Date, as though made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), with only such exceptions as would not individually or in the aggregate have a Material Adverse Effect, (ii) the Fundamental Representations made by the Company shall be true and correct in all material respects as of the respective dates specified therein and (iii) clause (i) of Section 2.10 shall be true and correct at and as of the Closing Date.

Section 5.2  Covenants.  The Company shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

Section 5.3  Investor Rights Agreement.  The Investor Rights Agreement shall have been duly executed and delivered, shall be in full force and effect and shall not have been breached by the Company.

Section 5.4  Business Partnership Agreement.  The Business Partnership Agreement shall have been duly executed and delivered, shall be in full force and effect and shall not have been breached by the Company.

Section 5.5  No Proceedings.  No litigation, action, suit, investigation or governmental proceeding challenging or seeking material damages in connection with this Agreement or the Business Partnership Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing or any such transactions, shall be pending or shall have been threatened.

Section 5.6  Consents and Approvals.  The purchase of and payment for the Purchased Securities by the Purchaser shall not be prohibited by any Applicable Law. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations,
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declarations and filings with, any Governmental Authority necessary to be filed prior to the Closing with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

Section 5.7  Opinion of Counsel.  The Purchaser shall have received an opinion of legal counsel to the Company substantially in the form of Exhibit D, limited to the Purchased Securities and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Company.

Section 5.8  Board Appointment.  The appointment by the board of directors of the Company of the individuals designated by the Purchaser for nomination to the board of directors of the Company in accordance with the Investor Rights Agreement and the Certificate of Designations shall have become effective or shall become effective upon the Closing.

Section 5.9  Certificate of Designations.  The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware, and the Certificate of Designations shall be in full force and effect.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

Section 6.1  Representations and Warranties; Performance.  (a) Each of the representations and warranties of the Purchaser set forth in this Agreement (other than the Fundamental Representations of the Purchaser) shall be true and correct in all respects, without regard to any “materiality” or “Purchaser Material Adverse Effect” qualifications contained in them, at and as of the Closing Date, as though made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), with only such exceptions as would not individually or in the aggregate have a Purchaser Material Adverse Effect and (b) the Fundamental Representations of the Purchaser shall be true and correct in all material respects as of the respective dates specified therein.

Section 6.2  Covenants.  The Purchaser shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

Section 6.3  Investor Rights Agreement.  The Investor Rights Agreement shall have been duly executed and delivered by the Purchaser, shall be in full force and effect and shall not have been breached by the Purchaser.
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Section 6.4  Business Partnership Agreement.  The Business Partnership Agreement shall have been duly executed and delivered by the Purchaser, shall be in full force and effect and shall not have been breached by the Purchaser.

Section 6.5  No Proceedings.  No litigation, action, suit, investigation or governmental proceeding by any Governmental Authority challenging or seeking material damages in connection with this Agreement or the Business Partnership Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing or any such transactions, shall be pending.

Section 6.6  Consents and Approvals.  The issuance and sale of the Purchased Securities by the Company shall not be prohibited by any Applicable Law. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any Governmental Authority necessary to be filed prior to the Closing with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Indemnification.

(a)  General Indemnification Obligation.  Effective at and after the Closing, the Company hereby agrees to indemnify the Purchaser, each Affiliated Entity and each of the Purchaser’s and each Affiliated Entity’s respective officers, directors, employees, consultants, agents, attorneys, accountants and Affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) the Purchaser, each Affiliated Entity and each of the Purchaser’s and each Affiliated Entity’s respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates (each a “Purchaser Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including reasonable and documented out-of-pocket legal fees and expenses incurred by such Purchaser Indemnified Party in defending any such proceeding) (subject to the limitations set forth in Section 7.1(d), “Damages”) regardless of whether any of the foregoing results from a third-party claim or otherwise (all of the foregoing, including associated costs and expenses being referred to herein as a “Proceeding”), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i)  any breach of the representations or warranties made by the Company herein; and

(ii)  any breach by the Company of any of its covenants, agreements or obligations under this Agreement.

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that such Proceeding arises out of, or is based upon, fraud or the gross negligence or willful misconduct of the Purchaser in connection therewith.
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(b)  Notwithstanding anything in this Agreement to the contrary, in no event shall the cumulative indemnification obligations of the Company under Section7.1(a)(i) in the aggregate exceed $3,850,000 (the “Cap”); provided, however, that any and all breaches of the Fundamental Representations shall not be subject to the Cap.

(c)  Notwithstanding anything in this Agreement to the contrary, no indemnification claims for Damages shall be asserted by the Purchaser Indemnified Parties under Section 7.1(a)(i) unless (x) any individual claim for indemnification or group or series of related claims for indemnification exceeds $100,000 (such claim for indemnification or group or series of related claims for indemnification that does not exceed $100,000, the “De Minimis Losses”), and (y) the aggregate amount pursuant to any claim for indemnification that would otherwise be payable under Section 7.1(a)(i) (which shall not include for such purposes De Minimis Losses), exceeds $1,000,000 (the “Basket Amount”), whereupon the Purchaser Indemnified Parties shall be entitled to receive only amounts for Damages (which shall not include for such purposes De Minimis Losses) in excess of the Basket Amount; provided, however, that any and all Damages arising out of breaches of the Fundamental Representations shall not be subject to the Basket Amount or De Minimis Losses, but instead shall be recoverable from “dollar one.”

(d)  Under no circumstances shall any Damages include consequential, indirect, punitive or other similar damages, including diminution of value, lost profits, lost revenues, business interruptions, or loss of business opportunity or reputation.  Notwithstanding anything to the contrary in this Section 7.1, Damages of any Purchaser Indemnified Party shall be calculated only to the extent attributable to the Purchaser’s purchase and ownership of the Purchased Shares as contemplated by this Agreement and the Investor Rights Agreement (and shall not include any such Damages to the extent attributable to the Purchaser’s or any other Purchaser Indemnified Party’s interest in the Business Partnership Agreement or any other agreements or arrangements between the Company or any of its Subsidiaries, on the one hand, and Purchaser or any of its Affiliates, on the other hand).  Any Purchaser Indemnified Party shall use its commercially reasonable efforts to mitigate any Damages which form the basis of an indemnification claim hereunder. The amount of any Damages for which indemnification is provided under this Section 7.1 shall be net of any amounts actually recovered by any Purchaser Indemnified Party from third parties, including under insurance policies with respect to such Damages (which the Purchaser shall use commercially reasonable efforts to recover), and shall be reduced to take account of any net Tax benefit realized by the Purchaser Indemnified Party arising from the incurrence or payment of any such Damages.

(e)  Conduct of Claims.

(i)  Whenever a claim for indemnification shall arise under this Section 7.1 as a result of a third-party claim, the party seeking indemnification (the “Indemnified Party”), shall notify the Company (the “Indemnifying Party”) in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail.

(ii)   Such Indemnified Party shall at all times conduct its defense of any Third Party Claim in a reasonable and prudent manner.  The Indemnifying Party shall have the right to retain the counsel of its choice in
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connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to the Indemnified Party.  In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(iii)  No Indemnified Party shall, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7.1, unless (I) such settlement, compromise or consent to the entry of judgment (A) includes an unconditional release of the Indemnifying Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnifying Party, and (II) any amounts to be paid in connection therewith are to be the sole responsibility of the Indemnified Parties; provided that, (x) if the Indemnifying Party unreasonably declines to consent to any such settlement, compromise or consent to the entry of judgment that satisfies clauses (A) and (B) and involves only the payment of monetary damages by the Indemnified Parties with respect to any litigation, investigation or proceeding and (y) monetary damages are subsequently awarded by a court of competent jurisdiction against the Indemnified Parties in an amount in excess of such previously proposed settlement, compromise or consent to the entry of judgment, then the Indemnifying Party shall indemnify the Indemnified Parties for the amount by which such award exceeds the amount set forth in such previously proposed settlement, compromise or consent to the entry of judgment in accordance with this terms of this Section 7.1 (and such excess amount shall not be counted for purposes of determining the cumulative indemnification obligations of the Company subject to the Cap).

(iv)  The Indemnifying Party shall not, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any third party, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7.1, unless the Indemnified Parties fail to assume the defense of such litigation, investigation or proceeding pursuant to Section 7.1(e)(ii) and (2) such settlement, compromise or consent to the entry of judgment (x) includes an unconditional release of the Indemnified Parties from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of
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fault, culpability or a failure to act by or on behalf of any Indemnified Party; provided that, (A) if an Indemnified Party unreasonably declines to consent to any settlement, compromise or consent to the entry of judgment involving only the payment of monetary damages by such Indemnified Party with respect to any litigation, investigation or proceeding and (B) monetary damages are subsequently awarded by a court of competent jurisdiction against such Indemnified Party in an amount in excess of such previously proposed settlement, compromise or consent to the entry of judgment, then the Indemnifying Party shall not be obligated to indemnify such Indemnified Party for the amount by which such award exceeds the amount set forth in such previously proposed settlement, compromise or consent to the entry of judgment.

(f)  From and after the Closing Date, the indemnification obligations set forth in this Section 7.1 will constitute the sole and exclusive remedies of the Purchaser Indemnified Parties for any Damages based on, arising out of or otherwise in respect of any matter addressed in this Section 7.1, except for remedies involving specific performance or other equitable relief.

(g)  Brokers.  The Company shall pay, and shall hold the Purchaser Indemnified Parties harmless against, any liability, loss or expense (including reasonable attorney’s fees and out-of-pocket expenses) arising from any claim for any brokerage, finder’s or other fee or commission made against the Purchaser or an Affiliated Entity by any broker, finder or investment banker relating to or arising out of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or its Subsidiaries.

Section 7.2  Survival of the Representations, Warranties, Etc.  The representations and warranties of the parties hereto shall remain in full force and effect and will survive delivery of and payment for the Purchased Securities and shall terminate on the date that is eighteen (18) months after the Closing Date; provided, that the representations and warranties in Section 2.2, Section 2.3, Section 2.6, Section 2.18, Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 2.23, Section 2.24, Section 2.25, Section 3.1, Section 3.2, Section 3.5 and Section 3.6 (the “Fundamental Representations”) shall survive until the latest date permitted by law.

Section 7.3  Execution and Counterparts.  This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.4  Governing Law.  This Agreement is to be construed in accordance with and governed by, and all claims, disputes and controversies arising out of or relating to this Agreement shall be resolved in accordance with and governed by, the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of
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the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All claims, disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

Section 7.5  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 7.6  Entire Agreement; No Third Party Beneficiary.  This Agreement, the Company Disclosure Letter and the Related Agreements contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement, the Company Disclosure Letter and the Related Agreements, except for the Confidentiality Agreement dated October 6, 2011 between the Purchaser and the Company, which remains in full force and effect except for Sections 8, 9 and 10 thereof, which sections are hereby terminated.  This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder, except as provided in Section 7.1.

Section 7.7  Expenses.  Except as the parties may otherwise agree in writing, whether or not this Agreement or the Investor Rights Agreement and the transactions contemplated hereby are consummated, all expenses incurred by any party to this Agreement, or on its behalf in connection with this Agreement, the Investor Rights Agreement and the Business Partnership Agreement, and the transactions contemplated hereby and thereby (“Expenses”) shall be paid by the party incurring those Expenses.

Section 7.8   Notices.  All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express or facsimile (or like transmission, including email) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address or facsimile number or e-mail address set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission, on the next Business Day when sent by overnight delivery services or five (5) days after the date so mailed if by certified or registered mail.

If to the Company, to:
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Martha Stewart Living Omnimedia, Inc.
601 West 26th Street
New York, NY  10001
Fax No.:  917-591-5201
Attention:  General Counsel
E-mail:dtaitz@marthastewart.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10022
Fax No.: (212) 492-0174
Attention: James H. Schwab
E-mail: jschwab@paulweiss.com

If to the Purchaser, to:

J. C. Penney Corporation, Inc.
6501 Legacy Drive
Plano, TX  75024
Fax No.: (972) 431-1916
Attention:  Janet Dhillon,
Executive Vice President, General Counsel and Secretary
E-mail: jdhillon@jcpenney.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2700
Chicago, Illinois  60606
Fax No.:  (312) 407-0411
Attention:  Peter C. Krupp
L. Byron Vance III
E-mail:  peter.krupp@skadden.com
byron.vance@skadden.com

Section 7.9  Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and with respect to Section 7.1 hereof, will inure to the benefit of the Purchaser Indemnified Parties, and no other Person will have any right or obligation hereunder.  No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion; provided that, before the Closing Date, the Purchaser may assign this Agreement to an Affiliated Entity, for so long as such Affiliated Entity remains an Affiliated Entity; provided further that (i) the Purchaser shall provide the Company with five (5) Business Days prior written notice of such assignment, (ii) the Purchaser
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shall remain responsible for payment of the Purchase Price and all obligations of such Affiliated Entity and (iii) such Affiliated Entity shall by written instrument agree to be held subject to all of the terms and provisions of this Agreement to the same extent and as applicable to the Purchaser.  Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 7.10  Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 7.11  Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 7.12  Interpretation; Absence of Presumption.

(a)  For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and the Company Disclosure Letter) and not to any particular provision of this Agreement, and Article, Section, paragraph, recital, Exhibit and Schedule references are to the Articles, Sections, paragraphs, recitals, Exhibits, and Schedules of this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars” and “$” shall mean U.S. dollars; (vi) references to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 7.12(a) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (viii) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (ix) references to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (x) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”, and (xi) the word
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“hereby,” or the term “contemplated hereby,” when used in this Agreement and/or the Investor Rights Agreement, shall refer to this Agreement and/or the Investor Rights Agreement, as the case may be, only, and not to any other Related Agreement.

(b)  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(c)  The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

(d)  Subject to and without limiting the introductory language of ARTICLE II, the Company has or may have set forth information in the Company Disclosure Letter in a section of the Company Disclosure Letter that corresponds to the section of this Agreement to which it relates.  The fact that any item of information is disclosed in the Company Disclosure Letter shall not constitute an admission by the Company or its Subsidiaries that such item is material, that such item has had or would have a Material Adverse Effect, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement or the Investor Rights Agreement.

Section 7.13  Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 7.14  Further Assurances.  Each of the parties will cooperate with the others and use its commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and other third-parties necessary to consummate the transactions contemplated by this Agreement.
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Section 7.15  Stock Splits, Stock Dividends, Etc.  Notwithstanding anything herein to the contrary, all measurements and references related to share numbers herein will be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like, and in each case to the extent effective after the date hereof.

[The next page is the signature page]

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The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:  /s/ Daniel Taitz
Name:  Daniel Taitz
Title: Chief Administrative Officer and
         General Counsel

J. C. PENNEY CORPORATION, INC.

By:    /s/ Michael P. Dastugue
Name:  Michael P. Dastugue
Title:  EVP, Chief Financial Officer

EXHIBIT A

FORM OF INVESTOR RIGHTS AGREEMENT

A-1

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

dated as of December 6, 2011

by and between

Martha Stewart Living Omnimedia, Inc.

and

J. C. Penney Corporation, Inc.

TABLE OF CONTENTS

ii

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement dated as of December 6, 2011 (this “Agreement”) is by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and J. C. Penney Corporation, Inc., a Delaware corporation (the “Investor”).

RECITALS

A.           The Investor and the Company are parties to that certain Securities Purchase Agreement, dated as of December 6, 2011 (the “Purchase Agreement”), relating to the issue and sale by the Company to the Investor of 11,000,000 shares (the “Purchased Shares”) of the Company’s $.01 par value Class A Common Stock (the “Class A Common Stock”) and one share of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”).

B.           The obligations of the Company and the Investor under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Investor and the Company.

In consideration of the foregoing recitals and the mutual premises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                       Defined Terms Used in this Agreement.  The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Acquisition Proposal” means any proposal or offer from any Person other than a Standstill Entity relating to any direct or indirect (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company and its Subsidiaries representing all or substantially all of the consolidated assets of the Company; (ii) purchase or other acquisition of shares of capital stock or other securities, including by way of a tender offer or exchange offer, in a single transaction or series of related transactions, that would result in the Person (other than Martha Stewart and her Affiliates (other than the Company and its Subsidiaries) with respect to a reclassification of Company Common Stock that would not result in an increase in the Total Voting Power controlled by Martha Stewart and her Affiliates) acquiring such shares to both be, directly or indirectly, the largest beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Total Voting Power and a direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the Total Voting Power; (iii) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction to which the Company is a party (A) involving a Change of Control or (B) immediately following which Martha Stewart and her Affiliates (other than the Company or any of its Subsidiaries) or any “group” (as such term is used in Rule 13d-5 under the Exchange Act) of which any such Person is a part would directly or indirectly beneficially own (as defined in

Rule 13d-3 under the Exchange Act) at least seventy-five percent (75%) of the outstanding shares of the Company Common Stock or (iv) combination of the foregoing.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Entity” means: (a) J. C. Penney Company and any wholly owned Subsidiary of J. C. Penney Company (so long as it remains as such); (b) any Person of which both J. C. Penney Company and the Purchaser are wholly owned Subsidiaries (so long as it remains as such); and (c) any other wholly owned Subsidiary of any such Person (so long as it remains as such and such other Person remains an Affiliated Entity).

“Agreement” has the meaning set forth in the recitals.

“Board” means the board of directors of the Company.

“Business Day” means any day on which the Class A Common Stock may be traded on the New York Stock Exchange or, if not admitted for trading on the New York Stock Exchange, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Business Partnership Agreement” means that certain Business Partnership Agreement, dated as of the date hereof, between the Company and the Investor.

“Certificate of Designations” means the certificate of designations for the Series A Preferred Stock.

“Change of Control” means any transaction or series of transactions which results in any Person, other than (i) Martha Stewart and her Affiliates (other than the Company or any of its Subsidiaries) or (ii) any Standstill Entity (or a group of which any Standstill Entity is a part) beneficially owning (as defined in Rule 13d-3 under the Exchange Act) a majority of the Total Voting Power after the consummation of such transaction or series of transactions.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the Company’s $.01 par value Class B Common Stock.

“Closing” means the closing of the sale and purchase of the Purchased Shares and the Series A Preferred Stock pursuant to the Purchase Agreement.

“Closing Date” means the close of business on the date hereof

“Company” has the meaning set forth in the recitals.

“Company Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company Indemnified Parties” has the meaning set forth in Section 2.6(a).

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” has the meaning set forth in Section 2.1(a).

“Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Hedging Transaction” means (i) any contract to grant any option to purchase, make any short sale of or otherwise hedge shares of Company Common Stock, (ii) any pledge of Company Common Stock (other than pursuant to a senior credit facility or senior debt securities of the Investor or any of the Affiliated Entities on the same terms as all or substantially all of the assets of the Investor and the Affiliated Entities are so pledged) or (iii) any hedging transaction, swap arrangement or any other derivative arrangement or transaction that has the same economic consequences as a sale, disposition or elimination of economic risk of shares of Company Common Stock (including by increasing in value as the value of shares of Company Common Stock decreases), including any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable.

“Holder” or “Holders” means any Person owning of record (including through a nominee or through a broker holding in “street name”) Registrable Securities or any Affiliated Entity that is a transferee or assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

“Holder Indemnified Parties” has the meaning set forth in Section 2.6(b).

“Indemnified Party” has the meaning set forth in Section 2.6(c).

“Indemnifying Party” has the meaning set forth in Section 2.6(c).

“Investor” has the meaning set forth in the recitals.

“Investor Group” means, collectively, any Affiliated Entities that beneficially own shares of Series A Preferred Stock or Company Common Stock or any Synthetic Long Positions.

“J. C. Penney Company” means J. C. Penney Company, Inc., a Delaware corporation.

“Material Subsidiary” has the meaning set forth in Section 3.4(b)(vi).

“Maximum Demand Registration” has the meaning set forth in Section 2.1(f)(i).

“Permitted Transferee” has the meaning set forth in Section 2.8(a).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Proceeding” means the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchased Shares” has the meaning set forth in the recitals.

“register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or foreign securities law, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means all of the Purchased Shares and any other shares of Class A Common Stock acquired by the Investor or any Affiliated Entity other than in violation of this Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, subject to Section 2.10; provided, however, that any such Purchased Share, share of Class A Common

Stock or security issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event shall only be treated as a Registrable Security until the earliest of: (a) the date on which the offer and sale of such security has been registered under the Securities Act and such security has been disposed of in accordance with an effective registration statement relating thereto; (b) the date on which such security has been transferred pursuant to Rule 144; (c) the date on which such security shall have ceased to be outstanding; and (d) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with this Agreement.

“Registration Statement” means any registration statement filed pursuant to ARTICLE II, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Related Agreements” means the Business Partnership Agreement and the Purchase Agreement and any other agreements or instruments executed by the Company in connection herewith or therewith.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Designee” has the meaning assigned to it in the Certificate of Designations.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Standstill Entity” means the Investor, any Affiliated Entity or any controlled Affiliate of the Investor or an Affiliated Entity.

“Standstill Period” has the meaning assigned to it in Section 3.4(b).

“Subsequent Registration” has the meaning set forth in Section 2.1(c).

“Subsidiary” has the meaning assigned to such term in Rule 1-02(x) of Regulation S-X promulgated by the SEC.

“Synthetic Long Position” means any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Company Common Stock or a value determined in whole or part with reference to, or derived in whole or in part from, the value of shares of Company Common Stock and that increases in value as the value of Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates, (ii) such derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such Person or any of such Person’s Affiliates may have entered into any Hedging Transaction with respect to such derivative. A Synthetic Long Position shall not include any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) under the Exchange Act.

“Total Voting Power” means, at any time of determination, the total number of votes then entitled to be cast by the holders of the outstanding shares of Company Common Stock and any other securities entitled, in the ordinary course, to vote generally in the election of directors of the Company and not solely upon the occurrence and during the continuation of certain specified events or for a separate class or number of directors constituting less than a majority of the Board.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1      Demand Registration.

(a)  At any time after the earlier of (x) the third anniversary of the date of this Agreement and (y) the first day on which the members of the Board that are independent under the listing standards of the New York Stock Exchange, plus (without duplication) the members of the Board that are Series A Designees constitute less than a majority of the members of the Board, subject to the right of the Company under Section 2.1(f) and Section 2.3(j), upon written notice (a “Demand Notice”) by Holders owning a majority of the then outstanding Registrable Securities, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement covering the sale or distribution by the Holders by way of underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in such Demand Notice, but excluding any plan of distribution for offers and sales on a delayed or continuous basis that would require a “shelf” registration, of all of the Registrable Securities requested to be registered in such Demand Notice on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders) in accordance with the foregoing (a “Demand Registration”) on or prior to the date that is thirty (30) days from the date of such Demand Notice (such date of actual filing, the “Filing Date”), and shall use its commercially reasonable efforts to cause such Demand Registration to be declared effective by the SEC as promptly as practical after the filing thereof.
(b)  Once a Demand Registration is declared effective, the Company shall, subject to Section 2.1(f) and Section 2.3(j), use its commercially reasonable efforts to cause such Demand Registration to be continuously effective until the earlier of (A) the time that the Registrable Securities covered by such Demand Registration have been disposed of pursuant thereto and (B) the date that is 180 days after the effective date of such Demand Registration (with respect to any Demand Registration, such period from initial effectiveness thereof until the earlier of the times specified in the immediately preceding clauses (A) and (B), the “Effectiveness Period”). In connection with each Demand Registration, the Company shall request effectiveness of the applicable Registration Statement (and any post-effective amendments thereto) at 5:00 p.m., Eastern time (or such other time as may reasonably be requested by or on behalf of a majority in interest of the Holders participating in such registration), on the effective date and use its commercially reasonable efforts to deliver the Prospectus (or any supplements thereto), which delivery may be made electronically, by 8:00 a.m. Eastern time on the first Business Day after such effective date.  The Company shall use commercially reasonable efforts to file the Prospectus with the SEC by 8:00 a.m. Eastern time on the first Business Day after such effective date.

(c)  If any Demand Registration ceases to be effective under the Securities Act for any reason at any time during the applicable Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Demand Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Demand Registration), and in any event shall use its commercially reasonable efforts to, within thirty (30) days of such cessation of effectiveness, amend such Demand Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Demand Registration or (ii) at the option of the Company, file an additional Registration Statement (a “Subsequent Registration”) for the purpose of effecting the offering and sale by Holders thereof by way of underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in the applicable Demand Notice of all securities that are Registrable Securities as of the time of such filing and included in the applicable Demand Notice.  If a Subsequent Registration is filed, the Company shall use its commercially reasonable efforts to (x) cause such Subsequent Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing and (y) keep such Subsequent Registration (or another Subsequent Registration meeting the same criteria) continuously effective until the end of the applicable Effectiveness Period.  Any such Subsequent Registration shall be a Registration Statement (other than a “shelf” registration statement for sales on a delayed or continuous basis) on Form S-3 to the extent that the Company is eligible to use such form.  Otherwise, such Subsequent Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders by way of underwritten offering, block sale or any other distribution plan (other than pursuant to a merger, exchange offer or similar transaction) designated in the applicable Demand Notice.

(d)  The Company shall supplement and amend any Demand Registration or any Subsequent Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration if required by the Securities Act or as reasonably requested by the Holders covered by such registration.

(e)  If a Demand Notice delivered in accordance with Section 2.1(a) specifies that the sale of the Registrable Securities is intended to be conducted through an underwritten offering, the Holders of a majority of Registrable Securities included in such Demand Notice shall have the right to select the managing underwriter or underwriters to administer the offering; provided, however, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.  The Holders of Registrable Securities included in such Demand Notice and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities advise the Board that in its or their good faith opinion the number of Registrable Securities requested to be included in such Registration Statement and all other securities proposed to be sold in the offering contemplated thereby exceeds the number which can be sold in such underwritten offering without adversely affecting the success of such offering, in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten Registration Statement shall be allocated, (i) first, up to the total number of securities the Holders have requested in the Demand Notice to be included in such Registration Statement (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering), and (ii) only if all the securities referred to in clause (i) have been included, the number of securities that other holders with registration rights have proposed to include in such Demand Registration (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering) that, in the opinion of the managing underwriter or underwriters can be so sold.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters (provided that, if the managing underwriter or underwriters have provided such Holder with written notice of the date on which the applicable Registration Statement will become effective no later than five Business Days prior to such effectiveness date, such Holder’s written notice of such election must be given at least two Business Days prior to effectiveness of the applicable Registration Statement).  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(f)  The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)  after the Company has effected three (3) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective or withdrawn (the “Maximum Demand Registrations”), provided that a registration will count for this purpose only if (A) all Registrable Securities requested to be registered are registered and (B) such Registration Statement becomes effective or is withdrawn at the request of a majority in interest of the Holders initiating such registration (other than a withdrawal because, at the time of such withdrawal, the Holders have learned of material adverse information concerning the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse information);

(ii)  if the Company has effected a registration pursuant to this Section 2.1 within the preceding six (6) months, and such registration has been declared or ordered effective or withdrawn at the request of a majority in interest of the Holders initiating such registration (other than a withdrawal because, at the time of such withdrawal, the Holders have learned of material adverse information concerning the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse information and other than a withdrawal in light of market conditions that Holders have reasonably determined are likely to adversely affect the success of the offering to which such registration relates); or

(iii)  in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.
Section 2.2         Piggyback Registration.

(a)  If, at any time when there are Registrable Securities then outstanding, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than a registration statement relating to a rights offering or on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of or merger with any entity or business or equity securities issuable in connection with the Company’s equity incentive or other employee benefit plans), and even if there is such an effective Registration Statement covering all of the Registrable Securities, in the event that such offering for its own account or the account of others is to be underwritten, then the Company shall deliver to each Holder a written notice of such determination, and if, within ten (10) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall use its commercially reasonable efforts to include in such registration statement  all or any part of any Registrable Securities such Holder requests to be registered.  The Company shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)  The right of any Holder to registration pursuant to this Section 2.2 in connection with an underwritten offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter(s) selected for such underwriting by the Company or other holder of securities having the right to select such managing underwriter(s) (such underwriting agreement to be in the form negotiated by the Company).  Notwithstanding any other provision of this Section 2.2, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board in writing that in its or their good faith opinion the number of

Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering without adversely affecting the success of such offering, in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, up to the total number of securities that the Company has requested to be included in such registration, if such registration has been initiated by the Company, or that any other holder of securities has requested to be included in such registration, if such registration has been initiated by such other holder, and (ii) second, and only if all the securities referred to in clause (i) have been included, all other securities proposed to be included in such offering by Holders and other holders with registration rights (pro rata based upon the number of securities that each of them shall have so requested to be included in such offering) that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter (provided that, if the managing underwriter(s) have provided such Holder with written notice of the date on which the applicable Registration Statement will become effective no later than five (5) Business Days prior to such effectiveness date, such Holder’s written notice of such election must be given at least two (2) Business Days prior to effectiveness of the applicable Registration Statement).  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3       Registration Procedures.  In connection with the Company’s registration obligations under Section 2.1 and Section 2.2, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and the Company will:

(a)  prepare and file with the SEC a Registration Statement with respect to such securities in accordance with the applicable provisions of this Agreement and use commercially reasonable efforts to cause such Registration Statement to become effective and, in the case of a Demand Registration, keep such Registration Statement effective for the applicable Effectiveness Period;

(b)  prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement pursuant to the manner of distribution contained therein and, in the case of a Demand Registration, as may be necessary to keep the Registration Statement continuously effective for the applicable Effectiveness Period;

(c)  furnish to the Holders participating in such registration and to their legal counsel copies of the Registration Statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such Registration Statement;

(d)  furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the

Registration Statement, preliminary prospectus, final Prospectus in conformity with the requirements of the Securities Act, and such other documents as such underwriters or Holders may reasonably request in order to facilitate the public offering of such securities and the disposition of the Registrable Securities owned by them that are included in such registration;

(e)  use commercially reasonable efforts to notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.3(j), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f)  use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g)  make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that such Holder or underwriter shall agree to hold in confidence and trust all information so provided pursuant to a confidentiality agreement in form and substance customary under the circumstances (such confidentiality agreement to include a provision that such Holder or underwriter, as the case may be, shall be responsible for any unauthorized disclosure by the attorneys or accountants of such Holder or underwriter unless such Holder did not use commercially reasonable efforts to cause such underwriter to execute such a confidentiality agreement);

(h)  in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, in accordance with the applicable provisions of this Agreement and participate and cooperate with the underwriters in connection with any road show or marketing activities customary for an underwritten public offering;

(i)  use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company (which may be in-house counsel, if acceptable to the managing underwriters selected for such underwritten offering) for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)  notwithstanding any other provision of this Agreement, if the Board has determined in good faith that the filing or effectiveness of (i) a registration statement for any Demand Registration would cause disclosure of any financing, acquisition, corporate reorganization or other transactions or development involving the Company or any of its subsidiaries that is or would be material to the Company and that, in the reasonable good faith judgment of the Board, such disclosure would not at the time be in the best interests of the Company or (ii) the disclosure necessary for continued use of any Prospectus and Registration Statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the Prospectus and the Registration Statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any twelve (12)-month period the Company may exercise the right to such suspension not more than twice and for not more than forty-five (45) days in each such exercise provided, further, in the case of any registration statement for any Demand Registration pursuant to clause (i) above, that the Company shall not register any other capital stock during such forty-five (45) day period (other than a registration on Form S-8 or Form S-4 or relating to the issuance or sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to a merger or acquisition or other transaction to which Rule 145 under the Securities Act is applicable).  From and after the date of a notice of suspension under this Section 2.3(j), each Holder agrees not to use the Prospectus or Registration Statement until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the day following the forty-fifth (45th) day of any such suspension; and

(k)  use commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed and authorized for quotation or trading on each securities exchange or automated quotation system, if any, on which the same class of securities issued by the Company is then listed, quoted or traded.

Section 2.4         Registration Expenses.  All expenses (other than underwriting discounts and commissions incurred in connection with registrations, which discounts and commissions shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered) incurred in connection with registrations, filings or qualifications pursuant to this ARTICLE II, including, without limitation, all registration and filing fees pursuant to any provision of this Agreement, shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or the Holders withdraw a majority of the Registrable Securities requested to be included in such registration statement (in which case all participating Holders shall reimburse the Company any expenses incurred therewith and bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders initiating the request were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities initiating the request agree to forfeit their right to one requested registration pursuant to Section 2.1, in which event such right shall be forfeited by all Holders.  Except as provided above, all other expenses incurred by any Holder in connection with a registration requested pursuant to Section 2.1 or Section 2.2, including fees and disbursements of counsel for the selling Holder or Holders, shall be borne by such Holder or Holders incurring such expenses.

Section 2.5       Prospectus Delivery Requirements; Discontinued Disposition.

(a)  Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(b)  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of (i) a Proceeding, (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (iii) any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

Section 2.6       Indemnification.

(a)  To the extent permitted by law, the Company will, with respect to any Registrable Securities which are included in a Registration Statement pursuant to Section 2.1 or Section 2.2, indemnify each Holder, each Holder’s officers, directors, partners and members, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state or federal securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable out-of-pocket legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred and within thirty (30) days after a request for reimbursement has been received by the Company together with supporting documentation.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended Prospectus, and such Holder failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b)  To the extent permitted by law, each Holder will, with respect to any Registrable Securities which are included in a Registration Statement pursuant to Section 2.1 or Section 2.2, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members who have signed the Registration Statement and each person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder and will reimburse each of the Holder Indemnified Parties for any reasonable out-of-pocket legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 2.6(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended Prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

(c)  Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (including any governmental action), and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.6 if, but only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  The indemnity agreements contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d)  If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Section 2.6(e), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6(d). In no event shall any Holder’s contribution obligation under this Section 2.6(d) exceed the amount of the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration.

(e)  No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of Section 2.6, the provisions in the underwriting agreement will control; provided, however, that to the extent such underwriting agreement does not address a matter addressed by this Agreement, that failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

(g)  The obligations of the Company and Holders under this Section 2.6(g) shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

Section 2.7       Information by Holders, Etc.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is understood and agreed that the obligations of the Company under Section 2.1 and Section 2.2 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)  such Holder or Holders will cooperate with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such Registration Statement effective, such Holder or Holders will provide to the Company, in writing and in a timely manner, for use in such Registration Statement (and expressly identified in writing as such), all information regarding themselves and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related Prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)  during such time as such Holder or Holders may be engaged in a distribution of the Registrable Securities, such Holder or Holders will comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things:  (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable Registration Statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders, such copies of the applicable Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided, however, that the Company shall have provided such Holder or Holders with an adequate number of copies thereof;

(c)  such Holder or Holders shall permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d)  on receipt of written notice from the Company of the happening of any of the events specified in Section 2.3(j), or that requires the suspension by such Holder or Holders of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.8       Assignability; Transfer Restrictions.

(a)  During the Standstill Period and thereafter, the Investor will not, and shall cause each member of the Investor Group not to, without the prior consent of the Company (as approved by the Board, to the knowledge of the Investor), transfer any Company Common Stock or Synthetic Long Positions other than (i) to an Affiliated Entity, so long as such Affiliated Entity agrees in writing, a copy of which writing is provided to the Company at the time of transfer, to be bound by and subject to the terms and conditions of this Agreement and that it shall immediately transfer all Company Common Stock or Synthetic Long Positions and all rights and obligations hereunder to the Investor or another Affiliated Entity at such time that it ceases to be an Affiliated Entity (any such transferee a “Permitted Transferee”), (ii) in connection with a third party tender or exchange offer, merger or similar transaction recommended, approved by or not opposed by the Board, (iii) in an open market transaction or a Registration Statement or otherwise (other than in contravention of the immediately-preceding clause (ii)); provided that, notwithstanding anything to the contrary in this Agreement, the Investor may not transfer any shares of Class A Common Stock or Synthetic Long Positions to any Person pursuant to the immediately-preceding clause (iii) that, together with the Affiliates of such Person and others with whom such Person or its Affiliates are part of any “group” as such term is used in Rule 13d-5 under the Exchange Act, would, to the Investor’s knowledge, immediately after such transfer and other transactions to be effected in connection therewith and known to the Investor, beneficially own Company Common Stock and/or Synthetic Long Positions representing, in the aggregate, more than five percent (5%) of the then-outstanding shares of Company Common Stock.

(b)  The rights to cause the Company to register Registrable Securities pursuant to this ARTICLE II may be assigned (but only with all related obligations), in whole or in part, by a Holder to a Permitted Transferee (in accordance with clause (i) of Section 2.8(a), so long as the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.  If any of the Registrable Securities are transferred or assigned by a Holder to a Permitted Transferee in accordance with the terms of this Agreement, then, upon request by the transferring Holder, the Company shall use its commercially reasonable efforts (at the earliest opportunity practicable) to enable such Permitted Transferee to resell such transferred or assigned Registrable Securities using the Registration Statement filed and made effective pursuant to this Agreement and the related Prospectus by filing a post-effective amendment or, if applicable, Prospectus supplement, naming such Permitted Transferee as a selling stockholder under such Registration Statement and Prospectus.

(c)  The Company acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or the Purchase Agreement, the Investor and any Affiliated Entity may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Class A Common Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that agrees to be bound by the provisions of this Agreement and the Investor Rights Agreement, so long as such pledge is made pursuant to a senior credit facility or senior debt securities of the Investor or any of the Affiliated Entities on the same terms as all or substantially all of the assets of the Investor and the Affiliated Entities are so pledged, and, if required under the terms of such arrangement, the Investor and any Permitted Transferee may transfer pledged or secured shares of Class A Common Stock to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the expense of the Investor or the applicable Permitted Transferee, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of shares of Class A Common Stock may reasonably request in connection with a pledge or transfer of such shares, including, if the shares are subject to registration pursuant to the Investor Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

Section 2.9         Reporting Status and Public Information.  During each Effectiveness Period, the Company agrees to use commercially reasonable efforts to (a) timely file all documents with the SEC required to be filed by it, (b) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and (d) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 2.10         Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under this ARTICLE II shall terminate with respect to such Holder upon the earlier of the date upon which (i) all of such Holder’s shares are no longer Registrable Securities or such Holder, if not the Investor, is no longer an Affiliated Entity or (ii) the Company is no longer reporting, or subject to reporting requirements, under the Exchange Act; provided that, with respect to a termination under this clause (ii), such rights shall revive and become effective upon the Company again reporting, or being subject to reporting requirements, under the Exchange Act.

ARTICLE III

CORPORATE GOVERNANCE AND RELATED COVENANTS

Section 3.1          Board of Directors.

(a)  The initial Series A Designees shall be Michael W. Kramer and Daniel E. Walker.

(b)  Prior to the earlier to occur of (i) the termination of the Standstill Period and (ii) the holders of Series A Preferred Stock no longer being entitled to designate one or more Series A Designees for election to the Board, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Investor and the other Affiliated Entities shall, with respect to the election of directors to the Board by the holders of Company Common Stock, cause all shares of Company Common Stock with respect to which the Investor Group has the power to vote or direct the voting to be counted as present at such meeting for purposes of establishing a quorum and shall cause such shares of Company Common Stock to be voted, at such meeting or by written consent, for or against the election of each nominee for election to the Board in the same proportion as all other shares of Company Common Stock are voted for or against each such nominee.

(c)  To the extent that the Series A Preferred Stock is entitled to vote separately as a class on any matter other than election or removal of Series A Designees, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Investor shall cause the share of Series A Preferred Stock for the purpose of considering and acting upon any such matter (other than (I) an amendment to the Certificate of Incorporation or Certificate of Designations that adversely affects the preferences, rights, privileges or powers of the Series A Preferred Stock or authorizes the issuance of any additional shares of Series A Preferred Stock in each case other than as provided in the immediately-succeeding clause (II), or (II) any binding share exchange or reclassification  involving the Series A Preferred Stock, or any merger or consolidation, the terms of which do not ensure that such transaction will be consummated, if at all, without contravening or conflicting with Section 8 of the Certificate of Designations), to (i) be counted as present at such meeting for purposes of establishing a quorum and (ii) be voted, at such meeting or by written consent, (x) in the case of a matter on which the other holders of Company Common stock are entitled to vote, in accordance with a majority of the votes cast by the other holders of Company Common Stock as to which the Investor Group does not have the power to vote or direct the voting are voted on such matter or (y) in the case of a matter on which the other holders of Company Common stock are not entitled to vote, as recommended by the Board with respect to such matter; provided, that the Company complies with its obligations under Section 8 of the Certificate of Designations, to the extent the Company has any obligation thereunder in connection with such matter.

(d)  The Company agrees that its director indemnification arrangements will be the primary source of indemnification and advancement of expenses for each of the Series A Designees in connection with the matters covered thereby, and payment thereon with respect to any Series A Designee will be made before, offset and reduce any other insurance, indemnity or expense advancement to which any such Series A Designee may be entitled or which is actually paid with respect to such Series A Designee in connection with such matters, including as an employee of the Investor or any of its Affiliates.

Section 3.2           Rights Agreement.  During the Standstill Period, but only for so long as the Standstill Entities are in compliance, in all material respects, with their obligations under this Agreement and the Purchase Agreement, the Company shall not, without the prior written consent of the Investor, put in place any stockholder rights plan or similar poison pill that would prohibit the Standstill Entities from having beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of a number of shares of Company Common Stock (and/or any economically equivalent interest resulting from any Synthetic Long Position), or acquiring a number of shares of Company Common Stock (or any Synthetic Long Position) that would increase the Standstill Entities’ aggregate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of Company Common Stock (and/or any economically equivalent interest resulting from any Synthetic Long Position) immediately after such acquisition to a number of shares of Company Common Stock, that represents no more than twenty-five percent (25%) of (x) the Total Voting Power and (y) the then-outstanding shares of Company Common Stock.

Section 3.3          Organizational Documents.  The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that neither the certificate of incorporation nor the bylaws of the Company contains any provision that would in any way nullify or impair the terms of this Agreement or the rights of the Investor or any Affiliated Entity under this Agreement or the rights of any Holder under ARTICLE II.

Section 3.4          Standstill.

(a)  Subject to Section 3.4(c), the Investor agrees that the Investor will not, and will cause the other Standstill Entities not to, without the prior written consent of the Company(as approved by the Board, to the knowledge of the Investor), directly or indirectly:

(i)  effect (whether publicly or otherwise), initiate or participate in, support or assist any third party with respect to, or provide or guarantee financing for any third party in connection with:

(A)  any acquisition of any shares of Company Common Stock or any rights or securities convertible into or exercisable or exchangeable for shares of Company Common Stock to the extent that such acquisition would increase the Standstill Entities’ (1) aggregate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of Company Common Stock or economic interest in Company Common Stock pursuant to any Synthetic Long Position (or other derivative arrangement or transaction that has similar economic consequences, in whole or in part, to an acquisition of Company Common Stock immediately after such acquisition) equivalent to more than twenty-five percent (25%) of the then-outstanding shares of Company Common Stock or (2) aggregate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of Company Common Stock immediately after such acquisition to more than twenty-five percent (25%) of the Total Voting Power (it being understood that, for purposes of this paragraph (a), any increase in the Standstill Entities’ beneficial ownership of, or economic interest in, Company Common Stock resulting from the Company’s repurchases of Company Common Stock or other actions by the Company to reduce the number of outstanding shares of Company Common Stock or resulting from transactions to which none of the Standstill Entities are parties will not constitute an acquisition of shares of, or an increase in beneficial ownership of or economic interest in, Company Common Stock or any rights or securities convertible into or exercisable or exchangeable for shares of Company Common Stock by any of the Standstill Entities);

(B)  any acquisition of more than 5% of the consolidated assets of the Company and its Subsidiaries, taken as a whole (other than pursuant to the Business Partnership Agreement or other similar commercial agreements or arrangements with the Company or any Subsidiary of the Company);

(C)  any acquisition of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness of the Company or its Subsidiaries (other than pursuant to the Business Partnership Agreement or other similar commercial agreements or arrangements with the Company or any Subsidiary of the Company); or

(D)  any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries or other sale, lease or other disposition of assets of the Company and its Subsidiaries representing all or substantially all of the consolidated assets of the Company.

(ii)  make, or in any way participate in, any solicitation of proxies to vote Company Common Stock or solicitation of action by written consent, or seek to advise or influence any person or entity in connection with any vote or action by written consent, of the holders of Company Common Stock, except in each case for any solicitation described in Rule 14a-2(a)(2) under the Exchange Act;

(iii)  grant any proxies or right to act by written consent with respect to Company Common Stock other than in accordance with and consistent with the recommendation of the Board, deposit any Company Common Stock in a voting trust or enter into any other understanding, arrangement or agreement with respect to the voting of Company Common Stock other than in accordance with and consistent with the recommendation of the Board;
(iv)  seek to obtain representation on the Board (other than to the extent designated in accordance with the terms of the Series A Preferred Stock);
(v)  form, join or in any way participate in a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with respect to any of the actions otherwise prohibited by this Section 3.4(a);

(vi)    solicit, discuss with, or enter into any agreement, arrangement or understanding with any third party with respect to any of the actions prohibited by this Section 3.4(a);

(vii)  make any public announcement of its intention or desire take any of the actions otherwise prohibited by this Section 3.4(a) or its support for or opposition to, or intention as to how it would vote or act by written consent with respect to, any matter to be submitted to a vote of holders of

Company Common Stock, or take any action (including submitting any proposal or offer) that could reasonably be expected to require public disclosure by the Company regarding any of such other actions otherwise prohibited by this Section 3.4(a), including as a result of a Series A Designee, in connection with such action taken, resigning from the Board or failing to stand for re-election to the Board; or

(viii)  request, propose or otherwise seek any amendment or waiver of any of the provisions of this Section 3.4(a).

provided that none of the foregoing, other than Section 3.4(a)(vii) (1) shall prevent, restrict, encumber or in any way limit the ability of any Series A Designee to vote on matters or make any statement at any meeting of the Board or any committee thereof, or otherwise to act in his or her capacity as a director; (2) shall prevent, restrict, encumber or in any way limit the Investor or any Standstill Entity from transferring or otherwise disposing of any Class A Common Stock in accordance with this Agreement, from forming, joining or participating in any group consisting solely of Standstill Entities, from soliciting, conducting any discussions with, or entering into any agreement, arrangement or understanding with any Standstill Entity or from exercising its voting, designation and other rights as a holder of Series A Preferred Stock; (3) shall apply to or restrict, encumber or in any way limit any confidential, non-public discussions or other communications between or among directors, officers, employees or agents of any Standstill Entities; or (4)  shall be deemed to restrict, encumber or in any way limit any Standstill Entity from voting (x) against any proposal of a third party regarding a merger or other business combination, or determining not to tender or exchange any securities pursuant to any tender or exchange offer, regardless of whether such proposal or offer is supported by the Board or any committee thereof (except as specifically required under Section 3.1 with respect to the voting of the Series A Preferred Stock) or (y) in favor of any matter recommended by the Board for approval by the holders of Company Common Stock.

(b)  The provisions of paragraph (a) of this Section 3.4 shall be in effect only during the period (the “Standstill Period”) from the Closing until, and shall terminate without any further action by any party upon, the earliest of:

(i)  the fourth anniversary of the Closing Date;

(ii) (x)  the Company or the Board publicly approving, accepting, authorizing or recommending to the Company’s stockholders their approval of, or their conveyance of any Class A Common Stock or other securities pursuant to, any Acquisition Proposal or (y) entry by the Company or any of its Subsidiaries into a definitive agreement with any Person with respect to an Acquisition Proposal; provided that the Standstill Period shall again be applicable (unless or until otherwise terminated pursuant to this Section 3.4(b)) if the Board publicly withdraws approval, acceptance, authorization or recommendation of such Acquisition Proposal, or such agreement is terminated prior to closing of the transaction contemplated thereunder;

(iii)  termination of the Business Partnership Agreement by the Investor (or its Affiliate party thereto) as a result of a material breach of the Company, following a determination by a court of competent jurisdiction, not subject to further appeal, that the Company had materially breached the Business Partnership Agreement in such a manner that would give rise to the Investor’s (or such Affiliate’s) right to terminate the Business Partnership Agreement;
(iv)  any Person (other than any Standstill Entity) or “group” (as such term is used in Rule 13d-5 under the Exchange Act, but excluding any group that includes any Standstill Entity) having acquired or announced its intention to acquire, including by commencement of a tender offer or exchange offer, beneficial ownership of 25% or more of the outstanding Company Common Stock (or, in the case of such acquisition or announcement by Martha Stewart or any of her Affiliates, any group that includes Martha Stewart and her Affiliates, beneficial ownership of 75% or more of the outstanding Company Common Stock) if within ten (10) Business Days after such public acquisition or proposal, the Board does not publicly object to, recommend against or announce that it does not intend to approve or enter into such transaction with such Person or group, as applicable;

(v)  the first day after the date of this Agreement on which the Standstill Entities have not (A) beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or had a Synthetic Long Position with respect to, in the aggregate, more than five percent (5%) of the outstanding shares of Class A Common Stock or Total Voting Power for any 6-month period on a continuous basis or (B) had a Series A Designee on the Board for any 6-month period on a continuous basis;

(vi)  commencement of an involuntary proceeding or filing of an involuntary petition seeking (A) liquidation, reorganization or other relief in respect of the Company or any Subsidiary that represents all or substantially all of the Company’s assets or its debts (a “Material Subsidiary”), or of all or substantially all of the Company’s assets or its debts, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary of the Company or for all or substantially all of the Company’s or any such Material Subsidiary’s assets; and

(vii)  the Company or any Material Subsidiary of the Company (A) voluntarily commencing any proceeding or filing any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner any proceeding or petition described in the immediately-preceding clause (vi), (C) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the

Company or any such Material Subsidiary or for all or substantially all of the Company’s or any such Material Subsidiary’s assets, (D) filing an answer admitting the material allegations of a petition filed against it in any such proceeding or (E) making a general assignment for the benefit of creditors.

(c)  Notwithstanding Section 3.4(a), but subject to Section 3.4(d), and as long as the Standstill Entities are in compliance, in all material respects, with their obligations under this Agreement and the Purchase Agreement, the Standstill Entities shall not be prohibited (i) from stating to the Board that one or more Standstill Entities wishes to discuss with the Board a potential extraordinary transaction otherwise prohibited under Section 3.4(c), so long as (x) the making of such statement does not obligate the Investor or any other Standstill Entity (or group of which they are part) to make any public disclosure, (y) such statement does not contain specific material terms for an extraordinary transaction (such as price, form of consideration or other material terms) and (z) such statement is made on a confidential basis in a manner that would not reasonably be expected to require public disclosure by the Company of such statement or any related circumstances or conditions thereof; and (ii) participating as potential acquirer or strategic partner in any strategic review process publicly announced by the Company or the Board, whether by press release, filing with the SEC or otherwise, that is reasonably expected to result in an Acquisition Proposal or a proposal or offer that would be an Acquisition Proposal if it were made by a Person other than a Standstill Entity, so long as the Investor complies and cooperates with the guidelines of such strategic review process (provided that such guidelines may be as determined by the Board in its reasonable discretion, so long as Investor has been given the reasonable opportunity to participate in such process).

(d)  During the Standstill Period, and in addition to the Investor ‘s other obligations under this Section 3.4, the Investor agrees that the Standstill Entities will not, directly or indirectly, without the prior consent of the Company (as approved by the Board, to the knowledge of the Investor), effect (whether publicly or otherwise), initiate or participate in, support or assist any third party with respect to, or provide or guarantee financing for any third party, any offer to acquire  in excess of ten percent (10%) of the shares of Company Common Stock or ten percent (10%) of the Total Voting Power (by merger or consolidation or pursuant to a tender or exchange offer or otherwise) in which all holders of Company Common Stock would not be entitled to participate and receive the same consideration per share for each such share of Company Common Stock unless it is confirmed at the time such offer is made that such acquisition shall be subject to, and conditioned upon, the review and approval of a special committee of independent directors of the Board.

ARTICLE IV

MISCELLANEOUS

Section 4.1         Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto and, in the case of the Company, approved by the Board (to the knowledge of the Investor).  Any party hereto may, only by an instrument in writing, and, in the case of the Company, approved by the Board (to the knowledge of the Investor), waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 4.2         Notices.  Except as may be otherwise provided herein, all notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or facsimile (or like transmission, including e-mail) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address or facsimile number or e-mail address set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission, on the next Business Day when sent by overnight delivery services or five (5) days after the date so mailed if by certified or registered mail.

If to the Company, to:

Martha Stewart Living Omnimedia, Inc.
601 West 26th Street
New York, NY 10001
Fax No.:  (917) 591-5201
Attention:  General Counsel
E-mail: dtaitz@marthastewart.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10022
Fax No.: (212) 492-0174
Attention: James H. Schwab
E-mail: jschwab@paulweiss.com

If to the Investor or any Affiliated Entity or any other Holder, to:

J. C. Penney Corporation, Inc.
6501 Legacy Drive
Plano, TX  75024
Fax No.: (972) 431-1916
Attention:  Janet Dhillon,
Executive Vice President, General Counsel and Secretary
E-mail: jdhillon@jcpenney.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2700
Chicago, Illinois  60606
Fax No.:  (312) 407-0411
Attention:  Peter C. Krupp
L. Byron Vance III
E-mail:  peter.krupp@skadden.com
byron.vance@skadden.com

Section 4.3          Successors and Assigns.  Except as otherwise provided herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto and, in the case of the Company, approved by the Board (to the knowledge of the Investor), and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (which, in the case of the Investor, shall only include the Permitted Transferees); provided, that no assignment or transfer of this Agreement shall relieve the Investor of any of its obligations hereunder and the Investor shall remain obligated to cause any such Permitted Transferee to fully comply with the terms hereof as if it were the Investor.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 4.4           Execution and Counterparts.  This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 4.5          Governing Law.  This Agreement is to be construed in accordance with and governed by, and all claims, disputes and controversies arising out of or relating to this Agreement shall be resolved in accordance with and governed by, the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All claims, disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

Section 4.6           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 4.7             Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 4.8             Titles and Headings.  The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 4.9              Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 4.10           Interpretation; Absence of Presumption.

(a)  For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole  and not to any particular provision of this Agreement, and Article, Section, paragraph, recital and references are to the Articles, Sections, paragraphs and recitals of this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars” and “$” shall mean U.S. dollars; (vi) references to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 4.10(a) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (viii) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (ix) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (x) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”; and (xi) the word “hereby,” or the term “contemplated hereby,” when used in this Agreement, shall refer to this Agreement only and not to any other Related Agreement.

(b)  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(c)  The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

Section 4.11         Holders’ Obligations and Rights.  The obligations of each Affiliated Entity that is a member of the Investor Group shall be joint and several with the obligations of each other such Affiliated Entity, and each such Affiliated Entity shall be responsible for the performance of the obligations of each other such Affiliated Entity hereunder.

Section 4.12          Aggregation of Stock.  All securities held or acquired or owned, beneficially or of record, by the Investor Group or any member thereof shall be aggregated together for the purpose of determining the availability of any rights, or the imposition of any obligations or limitations, under this Agreement.

Section 4.13        Recapitalizations, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Purchased Shares and any other shares of Class A Common Stock acquired by the Investor or any Affiliated Entity, (ii) any and all shares of voting common stock of the Company into which Purchased Shares or any such other shares of Class A Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Purchased Shares and any such other shares of Class A Common Stock (so long as the Company is reporting, or is subject to reporting requirements, under the Exchange Act) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use commercially reasonable efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Investor on terms substantially the same as this Agreement as a condition of any such transaction if, as of immediately following the occurrence of such transaction, (x) the Company or such successor or assign is reporting, or subject to reporting requirements, under the Exchange Act, (y) the Standstill Entities beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), in the aggregate, more than ten percent (10%) of the outstanding shares of the voting common stock of such successor or assignee and (z) the Standstill Entities would not otherwise be entitled to dispose of such securities received in such transaction in the open market pursuant to Rule 144 without manner of sale or volume limitations; provided further that, if, as of immediately following the occurrence of such transaction, any other Affiliate of the Company is provided registration rights with respect to such successor or assign, then, so long as the conditions set forth in the immediately-preceding clauses (x), (y) and (z) are satisfied, the Company shall cause such successor or assign to provide the Standstill Entities with comparable registration rights in proportion to the number of shares of the voting common stock of such successor or assign issued to such Affiliate and the Standstill Entities.

Section 4.14         Further Assurances.  Each of the parties will cooperate with the others and use its commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

Section 4.15         Specific Performance.  Each of the parties acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, each party will be entitled to seek injunctive and other equitable relief, without proof of actual damages, each party will not plead in defense thereto that there would be an adequate remedy at law, and each party shall waive any applicable right or requirement that a bond be posted by the other party.  Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

[The next page is the signature page]

The parties have caused this Investor Rights Agreement to be executed as of the date first written above.

MARTHA STEWART LILVING OMNIMEDIA, INC.

By:
Name:
Title:

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATIONS
OF SERIES A PREFERRED STOCK

B-1

CERTIFICATE OF DESIGNATIONS
OF
SERIES A PREFERRED STOCK
OF
MARTHA STEWART LIVING OMNIMEDIA, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Martha Stewart Living Omnimedia, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors has approved and adopted the following resolution:

RESOLVED, that the Board of Directors of the Corporation hereby creates, authorizes and provides for the issuance of a series of the $.01 par value Preferred Stock of the Corporation (the “Preferred Stock”) designated as “Series A Preferred Stock” consisting of one (1) share and having the powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation, and that are applicable to shares of the Preferred Stock) as follows:

1.  Number and Designation.  One (1) share of the Preferred Stock shall constitute a series designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The Corporation shall not have the authority to issue fractional shares of Series A Preferred Stock.

2.  Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliated Entity” means: (a) J. C. Penney Company and any wholly owned Subsidiary of J. C. Penney Company (so long as it remains as such); (b) any Person of which both J. C. Penney Company and the Investor are wholly owned Subsidiaries (so long as it remains as such); and (c) any other wholly owned Subsidiary of any such Person (so long as it remains as such and such other Person remains an Affiliated Entity).

“board of directors” means, with respect to a corporation, the board of directors of the corporation and, with respect to any other Person, the board or other governing body of such Person serving a similar function.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day on which the Class A Common Stock may be traded on the New York Stock Exchange or, if not admitted for trading on the New York Stock Exchange, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Certificate of Designations” means this certificate of designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended from time to time.

“Class A Common Stock” means the Corporation’s $.01 par value Class A Common Stock and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Class A Common Stock Equivalents” means any securities that are convertible into or exchangeable for Class A Common Stock.

“Class B Common Stock” means the Corporation’s $.01 par value Class B Common Stock and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of shares of Class B Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Corporation Class A Percentage” means, with respect to any Designated Transaction or Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the number of shares of Class A Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging Transaction) immediately prior to the consummation of such Designated Transaction or Surviving Transaction, as applicable, and (y) the denominator of which is the number of shares of Corporation Common Stock issued and outstanding immediately prior to the consummation of such Designated Transaction or Surviving Transaction, as applicable.

“Corporation Subsequent Class A Percentage” means, with respect to any Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the number of shares of Class A Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging
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Transaction) immediately following the consummation of such Surviving Transaction and (y) the denominator of which is the number of shares of Corporation Common Stock issued and outstanding immediately following the consummation of such Surviving Transaction.

“Corporation Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Designated Transaction” has the meaning set forth in Section 8.

“Designation Confirmation” has the meaning set forth in Section 3(b).

“Designation Notice” has the meaning set forth in Section 3(b).

“director” means, with respect to any Person, a member of the board of directors of such Person.

“Hedging Transaction” means (i) any contract to grant any option to purchase, make any short sale of or otherwise hedge shares of Corporation Common Stock, (ii) any pledge of Corporation Common Stock (other than pursuant to a senior credit facility or senior debt securities of the Investor or any of the Affiliated Entities on the same terms as all or substantially all of the assets of the Investor and the Affiliated Entities are so pledged) or (iii) any hedging transaction, swap arrangement or any other derivative arrangement or transaction that has the same economic consequences as a sale, disposition or elimination of economic risk of shares of Corporation Common Stock (including by increasing in value as the value of shares of Corporation Common Stock decreases), including any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable.

“Holder” means the holder of record of the Series A Preferred Stock.

“Investor” means J. C. Penney Corporation, Inc., a Delaware corporation.

“Investor Group” means, collectively, Investor and the Affiliated Entities.

“Investor Group Percentage” means, as at any time of determination, a fraction (expressed as a percentage) (i) the numerator of which is the number of shares of Class A Common Stock then owned of record by the Investor Group and (ii) the denominator of which is the number of then-outstanding shares of Corporation Common Stock.

“Issue Date” means the date of initial issuance of shares of Series A Preferred Stock to the Investor.

“J. C. Penney Company” means J. C. Penney Company, Inc., a Delaware corporation.
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“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Purchased Shares” means the 11,000,000 shares of par value $.01 Class A Common Stock of the Corporation issued to the Investor on the Issue Date and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of such shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Relative Ownership Percentage” means (1) with respect to any Designated Transaction, the percentage representing the fraction (x) the numerator of which is the Successor Class A Percentage with respect to such Designated Transaction and (y) the denominator of which is the Corporation Class A Percentage with respect to such Designated Transaction and (2) with respect to any Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the Corporation Subsequent Class A Percentage with respect to such Surviving Transaction and (y) the denominator of which is the Corporation Class A Percentage with respect to such Surviving Transaction.

“Restricted Disposition” has the meaning set forth in Section 6.

“SEC” means the United States Securities and Exchange Commission.

“Series A Designee” means any individual designated by the Holder for election to the Board of Directors, which individual is, at the time such individual is first designated, reasonably acceptable to the Board of Directors.

“Subject Transaction” has the meaning set forth in Section 8.

“Subsidiary” has the meaning assigned to such term in Rule 1-02(x) of Regulation S-X promulgated by the SEC.

“Successor” has the meaning set forth in Section 8.

“Successor Class A Percentage” means, with respect to any Designated Transaction, the percentage representing the fraction (A) the numerator of which is the number of shares of Successor Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging Transaction) immediately following the consummation of such Designated Transaction and (B) the denominator of which is the number of issued and outstanding shares of Successor Common Stock immediately following the consummation of such Designated Transaction.
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“Successor Common Stock” means, with respect to any Designated Transaction, the common stock of the Successor with respect to such Designated Transaction.

“Surviving Transaction” has the meaning set forth in Section 8.

3.  Voting Rights.

(a) The Holder shall not, as such, be entitled to any voting rights except as hereinafter provided in this Section 3 or as otherwise provided by law.

(b) From and after the Issue Date, but subject to the conditions set forth in the Certificate of Designations (including Section (i)), the Holder shall be entitled to designate two (2) Series A Designees for election to the Board of Directors and, voting separately as a series, shall have the exclusive right to vote for the election of such Series A Designees to the Board of Directors; provided that, notwithstanding the foregoing, (A) so long as the Holder shall be entitled to designate two (2) Series A Designees for election to the Board of Directors, if the number of directors constituting the Board of Directors is increased to fifteen (15) or greater, then the number of Series A Designees the Holder shall be entitled to designate and elect shall be increased (if applicable, and solely during the period in which the formula in this clause would result in more than two (2) Series A Designees) to the number (rounding down to the nearest whole number) resulting from multiplying (x) the Investor Group Percentage by (y) the number of directors comprising the Board of Directors after giving effect to such increase; (B) the Holder shall only continue to be entitled to designate two (2) Series A Designees for election to the Board of Directors (or such other number of directors determined pursuant to clause (A) above) and, voting separately as a series, shall continue to have the exclusive right to vote for the election of such Series A Designees to the Board of Directors, for as long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof); (C) the entitlement of the Holder to designate two (2) Series A Designees for election to the Board of Directors (or such other number determined pursuant to clause (A) above), and the exclusive right of the Holder to vote, separately as a series, for the election of such Series A Designees to the Board of Directors, shall cease immediately upon the Investor Group not owning of record, in the aggregate, all of the Purchased Shares (or any member of the Investor Group having entered into a Hedging Transaction with respect to all or any portion thereof), and the Holder shall thereupon be entitled to designate one (1) director for election to the Board of Directors and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors, for as long as the Investor Group owns (and has continuously owned) of record a number of Purchased Shares (which number shall be reduced by the number of Purchased Shares subject to a Hedging Transaction) equal to at least sixty-six and two-thirds percent (66 2/3%) of the Purchased Shares (and has not entered into a Hedging Transaction with respect to all or any portion thereof); and (D) at and following the first time that the Investor Group fails to own of record a number of Purchased Shares (which number shall be reduced by the number of Purchased Shares subject to a Hedging Transaction) equal to
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at least sixty-six and two-thirds percent (66 2/3%) of the Purchased Shares (the “Cancellation Time”), the Holder shall no longer have the right to designate Series A Designees for election to the Board of Directors. Prior to the Holder’s first designation and election of any particular individual as a Series A Designee, the Holder shall notify the Corporation of such individual proposed to be a Series A Designee and provide reasonable detail regarding such individual’s experience and background (any such notice, a “Designation Notice”), and the Corporation shall promptly notify the Holder in writing of the determination of the Board of Directors as to the acceptability of such individual as a Series A Designee (any such notice, a “Designation Confirmation”).  If so requested by the Board of Directors or the nominating committee thereof, the Board of Directors and/or nominating committee shall be entitled to meet with such individual prior to determining whether to accept such individual as a Series A Designee.  Acceptance of any such individual as a Series A Designee by the Board of Directors for purposes of such individual’s being a Series A Designee shall not be unreasonably withheld or delayed, and, in the event that a Designation Confirmation with respect to an individual identified in a Designation Notice as a proposed Series A Designee is not delivered to the Holder by the tenth (10th) Business Day after delivery of the Designation Notice to the Corporation, such individual shall be deemed to be reasonably acceptable to the Board of Directors for purposes of the definition of Series A Designee. The Corporation shall include in any Designation Confirmation reflecting a determination by the Board of Directors that an individual is not acceptable for purposes of qualifying such individual as a Series A Designee a reasonably detailed explanation of the specific reasons for such determination.

(c) Subject to applicable law and securities exchange rules and regulations, at any time during which the Holder has the right to designate two (2) or more Series A Designees for election to the Board of Directors pursuant to Section 3(b), there shall be at least one (1) Series A Designee included as a member of any committee of the Board of Directors, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by a Series A Designee would be inappropriate, as determined in good faith by the Board of Directors, and except that only Series A Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required.  If at any time the number of Series A Designees serving on the Board of Directors exceeds the number of Series A Designees that the Holder is then entitled to designate for election to the Board of Directors, the Holder shall promptly, and in any event with in five (5) Business Days after the date on which the Holder receives written notice from the Corporation of such excess, remove any excess Series A Designee from the Board of Directors such that the number of Investor Designees serving on the Board of Directors after giving effect to such resignation does not exceed the number of Series A Designees that the Holder is then entitled to designate for election to the Board of Directors.

(d) Except with respect to the removal of a Series A Designee pursuant to Section 3(c), the Holder shall have the exclusive power to designate and, following a Designation Confirmation with respect thereto, vote for the election of a Series A Designee’s replacement as a member of the Board of Directors (and thereby to fill the
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vacancy on the Board created) upon any Series A Designee ceasing to serve on the Board of Directors, including by reason of the death, resignation, retirement, disqualification or removal from office of such Series A Designee.

(e) (A) Each Series A Designee shall be entitled to the same compensation and same indemnification and insurance coverage in connection with his or her role as a director of the Corporation as are generally made available to all of the members of the Board of Directors who are not Series A Designees and are also not officers or employees of the Corporation or its Subsidiaries, and each Series A Designee shall be entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as other members of the Board of Directors who are not Series A Designees or officers or employees of the Corporation or its Subsidiaries (it being understood that a Series A Designee may, at his or her option, waive any entitlement to compensation for service as a director of the Corporation); (B) the Corporation shall notify each Series A Designee of all regular and special meetings of the Board of Directors and shall notify each Series A Designee of all regular and special meetings of any committee of the Board of Directors of which such Series A Designee is a member; and (C) the Corporation shall provide each Series A Designee with copies of all notices, minutes, consents and other materials provided to all members of the Board of Directors who are not officers or employees of the Corporation or its Subsidiaries concurrently as such materials are provided to such members of the Board of Directors (except as are provided solely to members of committees of which such Series A Designee is not a member or with respect to any such materials that would pose an actual or potential conflict of interest for such Series A Designee, as determined in good faith by the Board).  All policies and procedures of the Board of Directors (and any committee thereof which such Series A Designee is a member) applicable to members of the Board of Directors who are not Series A Designees and are also not officers or employees of the Corporation or its Subsidiaries shall apply to each Series A Designee except as otherwise provided in such policies and procedures.

(f) In addition to any other vote or consent of a holder of the Series A Preferred Stock as required by law or by the Certificate of Incorporation, but subject to Section 8 of the Certificate of Designations, without the prior written consent of the Holder, the Corporation will not amend, alter or repeal (whether by amendment, merger or consolidation or otherwise) any provision of the Certificate of Incorporation or the Certificate of Designations so as to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series A Preferred Stock; provided that any amendment or alteration to the Certificate of Incorporation or any certificate of designations thereof to (i) increase the number of authorized shares of any class or series of capital stock of the Corporation (other than the Series A Preferred Stock) or (ii) incorporate the terms of a new class or series of capital stock of the Corporation that does not modify the rights and obligations of the Series A Preferred Stock set forth in this Certificate of Designations shall not be deemed to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.
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(g) The Holder, voting separately as a series, has the exclusive power to remove from the Board, with or without cause, any director that is a Series A Designee.

(h) In exercising the voting rights set forth in this Section 3, each share of Series A Preferred Stock shall have one (1) vote per share. The exercise of any voting rights set forth in this Section 3 may be by written consent in lieu of a meeting, provided that the procedures set forth in the Corporation’s bylaws relating to action by stockholders without a meeting shall not apply to the Holder or the Series A Preferred Stock.

(i) Notwithstanding the provisions of Section 3(b), upon consummation of any Designated Transaction or Surviving Transaction:

(i) if (x) the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof) and (y) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is equal to or greater than 66 2/3%, then the Holder shall continue to have the right to appoint two (2) Series A Designees (but only so long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof)); provided that, if the Corporation Subsequent Class A Percentage or the Successor Class A Percentage, as applicable, with respect to such Designated Transaction or Surviving Transaction is less than 10%, then the committee rights in Section 3(c) shall terminate;
(ii) if (x) the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof) and (y) either (A) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is equal to or greater than 50% but less than 66 2/3% or (B) (1) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is less than 50% and (2) the Corporation Subsequent Class A Percentage or the Successor Class A Percentage, as applicable, with respect to such Designated Transaction or Surviving Transaction is greater than 10%, then each of the references in this Section 3(b) (other than in clause (A) of the first sentence of Section 3(b)) to “two (2) Series A Designees” shall be deemed to have been changed to refer instead to “one (1) Series A Designee”, and such changes shall be deemed to have occurred immediately prior to, but conditioned upon, such consummation (and such designation rights shall remain in effect only so long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof)); or

(iii) if neither the condition in clause (i) of this Section 3(i) nor the condition in clause (ii) of this Section 3(i) is satisfied, the Holder shall no longer have the right to designate Series A Designees for election to the Board of Directors (and the loss of such right shall be deemed to have occurred immediately prior to, but shall be conditioned upon, such consummation) and the Cancellation Time shall be deemed to have occurred.
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For the purposes of this Section 3(i) and Section 3(b), if the Investor Group has disposed of Purchased Shares solely for the purposes of not becoming an “interested stockholder” pursuant to Section 203 of the General Corporation Law of the State of Delaware or any successor statute, the Investor Group shall be deemed to own of record, in the aggregate, all of the Purchased Shares so long as it continues to own the maximum number of Purchased Shares allowable at the time of such disposition without so becoming an “interested stockholder.”

4.  Cancellation.  All then-outstanding shares of Series A Preferred Stock shall be deemed to be and shall be cancelled in full against payment by the Corporation of the par value thereof and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation in any way upon the earliest to occur of (i) a Restricted Disposition, (ii) such time as the Holder no longer has the right to designate any Series A Designees (including at the Cancellation Time) and (iii) the completion of the distribution of the Corporation’s remaining assets following the dissolution and winding up of the Corporation.  Upon the occurrence of any such event, any Series A Designee shall resign from the Board of Directors and no longer be entitled to receive any materials provided to the Board of Directors or to attend meetings.

5.  Other Rights and Powers.  Except as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights (including, without limitation, any rights to convert into Corporation Common Stock, any rights to dividends or any liquidation preference) and powers, and the consent of the Holder shall not be required, except as otherwise provided herein, for the taking of any corporate action.

6.  Restrictions on Disposition.  Any share(s) of Series A Preferred Stock not owned of record and beneficially only by Investor or another Affiliated Entity shall, immediately upon the occurrence of the event which resulted in such share(s) not being so owned (such event a “Restricted Disposition”), be deemed to be and shall be cancelled against payment by the Corporation of the par value thereof in full and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation in any way.

7.  Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Holder shall be entitled to receive for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to one cent ($0.01) (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), before any payment or distribution is made in respect of any Corporation Common Stock.

8.  Recapitalizations, Exchanges, Etc.  No binding share exchange or reclassification involving the Series A Preferred Stock, and no merger or consolidation of the Corporation with another Person, may be consummated (any of the foregoing transactions, a “Subject Transaction”) unless in each case, (a) the share of Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, except as provided below, is converted into or exchanged for preference securities of the surviving or resulting entity or other Person issuing common stock in respect of shares of Class A Common Stock in such merger or consolidation (any Subject
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Transaction upon the consummation of which the share of Series A Preferred Stock is so converted or exchanged or is cancelled pursuant to the proviso at the end of this Section 8, a “Designated Transaction,” and such surviving or resulting entity or other Person, as applicable, in any Designated Transaction, the “Successor” with respect to such Designated Transaction, and any other Subject Transaction, a “Surviving Transaction”) and (b) such share remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock immediately prior to such consummation; provided that, if, pursuant to Section 3(i), the Holder no longer has the right to designate any Series A Designees for election to the Board of Directors, the Successor with respect to such Designated Transaction need not issue such preference securities upon the consummation thereof, and the Series A Preferred Stock shall upon consummation of such Designated Transaction be cancelled in full against payment by the Corporation of the par value thereof and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation or the Successor in any way.

9.  Headings.  The headings of the sections, paragraphs, subparagraphs, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

10.  Interpretation.  For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Certificate of Designations as a whole  and not to any particular provision of the Certificate of Designations, and Section references are to the Sections of the Certificate of Designations unless otherwise specified; (iii) the word “including” and words of similar import when used in the Certificate of Designations shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars”, “cents” and “$” shall mean U.S. dollars; (vi) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (vii) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; and (viii) the word “hereby,” or the term “contemplated hereby,” when used in the Certificate of Designations, shall refer to the Certificate of Incorporation and the Certificate of Designations and not to any other agreement or instrument.

[Remainder of page intentionally left blank.]

10

IN WITNESS WHEREOF, Martha Stewart Living Omnimedia, Inc. has caused this certificate of designations to be signed this 6th day of December 2011.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
Name:
Title:

EXHIBIT C

RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY

FURTHER RESOLVED, that the Board approve, and the Board hereby approves, for purposes of Section 203 of the General Corporation Law of the State of Delaware and any successor statute, the Purchaser’s entering into the Securities Purchase Agreement and the Investor Rights Agreement, the acquisition by the Purchaser of the Purchased Securities pursuant to the Securities Purchase Agreement and the acquisition of additional shares of Class A Common Stock during the Standstill Period in accordance with Section 3.4(a)(i)(A) of the Investor Rights Agreement, and any increase in the Total Voting Power (as defined in the Investor Rights Agreement) applicable to shares of Class A Common Stock owned by any Standstill Entity (as defined in the Investor Rights Agreement) as a percentage of the Total Voting Power (as defined in the Investor Rights Agreement) as a result of any conversion of shares of Class B Common Stock into shares of Class A Common Stock;

C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE COMPANY

D-1

EXECUTION COPY
December 6, 2011

J. C. Penney Corporation, Inc.
6501 Legacy Drive
Plano, TX 75024

Ladies and Gentlemen:

I am Chief Administrative Officer, General Counsel to Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”).  Reference is made to the Securities Purchase Agreement (the “Agreement”), dated as of December 6, 2011, by and between the Company and J. C. Penney Corporation, Inc.  This opinion is being furnished to you at the request of the Company as provided by Section 5.7 of the Agreement.   Capitalized terms used and not otherwise defined have the respective meanings given those terms in the Agreement.

In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents (collectively, the “Transaction Agreements”):
1.           the Agreement; and
2.           the Investor Rights Agreement.

In addition, I have examined:  (i) those corporate records of the Company that I considered appropriate, including copies of the certificate of incorporation and by-laws of the Company as in effect on the date of this opinion letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company; and (ii) those other certificates, agreements and documents that I deemed relevant and necessary as a basis for my opinion.

In connection with this opinion letter, I have made reasonable inquiry of appropriate members of the senior management of the Company.  I have also relied, with respect to factual matters, upon written and oral statements of public officials.

In my examination of the documents referred to above, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.  I have also assumed, without independent investigation, the enforceability of the Transaction Agreements against each party other than the Company.

Whenever I indicate that my opinion is based upon my knowledge or words of similar import, my opinion is based solely on the actual knowledge of information gathered in connection with the inquiry described above and information learned in the performance of my regular duties.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated below, I am of the opinion that:

1.  The Company is duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”). The Company is duly qualified and is in good standing in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it makes such qualification necessary, except for such failures to so qualify that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to own and use its properties and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company’s Subsidiaries organized or incorporated under the DGCL or the Delaware Limited Liability Company Act has all requisite power and authority to own and use its properties and to carry on its business as presently conducted and as proposed to be conducted.
2. The Company has the corporate power and authority to execute and deliver each of the Transaction Agreements and to consummate the transactions contemplated thereby.
3. Each of the Transaction Agreements has been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by the Company.
4. Each of the Transaction Agreements constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. Neither the execution and delivery by the Company of the Transaction Agreements, nor the consummation by the Company of the transactions contemplated thereby, including the execution and filing of the Certificate of Designations and the issuance and sale of the Purchased Securities (i) conflicts with the Charter Documents,  (ii) violates the DGCL, the Delaware Limited Liability Company Act or any law, rule or regulation of the State of New York or the United States of America or (iii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

6. The Company has authority to issue 350,000,000 shares of $.01 par value Class A Common Stock, 150,000,000 shares of $.01 par value Class B Common Stock and 150,000,000  shares of $.01 par value Preferred Stock, including 1 share of Series A Preferred Stock.

7. The execution and filing of the Certificate of Designations has been duly authorized by the Company, and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware.

8. The Purchased Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Charter Documents or the Existing Registration Agreements.

9. To my knowledge, and except as provided in the Company Disclosure Letter and the SEC Documents, no person or entity is entitled to any preemptive right or right of first refusal granted by the Company with respect to the issuance of any capital stock of the Company, and the issuance of the Purchased Securities will not trigger any antidilution or similar rights that have not been properly waived. To my knowledge, except as provided in the Investor Rights Agreement and the Existing Registration Agreements, no person or entity has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended.
This opinion is subject to the following assumptions, exceptions and qualifications:

(a) The enforceability of the Transaction Agreements may be:  (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b) I express no opinion as to:  (i)  the enforceability of forum selection clauses in the federal courts; (ii) the enforceability of clauses selecting a state court forum outside of New York State; or (iii) the enforceability of any provisions in the Agreement purporting to establish the right of any party to the Agreement to seek or be entitled to specific performance.

I am a member of the Bar of New York and do not purport to be an expert in, or render my opinion as to the laws of any other jurisdiction.  This opinion is limited to the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America that, in each case, are currently in effect; provided, that no opinion is expressed herein with respect to federal or state securities laws (or compliance therewith), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, Financial Industry Regulatory Authority rules, NYSE rules, pension or employee benefit laws, compliance with fiduciary requirements, usury laws or other laws excluded by customary practice.

[Signature on following page]

This opinion letter is furnished by me solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other Person.
Very truly yours, Daniel Taitz Chief Administrative Officer and General Counsel